UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

LORDSTOWN MOTORS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2022

Dear Lordstown Motors Corp. Stockholders:

We are pleased to inform you that the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of Lordstown Motors Corp. (the “Company,” “Lordstown,” “we,” “us” or “our”) will be held on Thursday, May 19, 2022, at 12:00 noon Eastern Time. The 2022 Annual Meeting will be completely virtual and conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the 2022 Annual Meeting by first registering at www.viewproxy.com/lordstownmotors/2022. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting. The agenda of the 2022 Annual Meeting will be the following items of business, which are more fully described in this proxy statement:

Agenda Item		Board Vote Recommendation
1.	A proposal to elect three Class II directors to serve for a term of three years or until their respective successors are duly elected and qualified.	“FOR”
2.	A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	“FOR”
3.	A proposal to amend the Company’s 2020 Equity Incentive Plan to increase the number of shares of Class A common stock reserved under the plan by 7,000,000.	“FOR”
4.	A proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Class A common stock by 150,000,000 (from 300,000,000 to 450,000,000) and to increase the number of authorized shares of preferred stock by 8,000,000 (from 12,000,000 to 20,000,000).	“FOR”
5.	Any other business as may properly come before the 2022 Annual Meeting.

All stockholders of record as of the close of business on March 21, 2022 are cordially invited to attend the 2022 Annual Meeting virtually. Please read this proxy statement carefully to ensure that you have proper evidence of stock ownership as of March 21, 2022. To attend the 2022 Annual Meeting, you must have your control number that is shown on your Notice of Internet Availability (the “Notice of Internet Availability”) or your proxy card.

Your vote is very important. Whether or not you plan to attend the 2022 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2022 Annual Meeting and Procedural Matters.”

Thank you for your ongoing support of Lordstown Motors Corp.

Daniel A. Ninivaggi, Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2022

The proxy statement and annual report are available at

http://www.viewproxy.com/lordstownmotors/2022.

PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

Table of Contents

Notice Of 2022 Annual Meeting Of Stockholders To Be Held On May 19, 2022
Questions And Answers About the 2022 Annual Meeting And Procedural Matters	2
Proposal One — Election Of Directors	9
General	9
Nominees for Class II Directors	9
Information Regarding the Board	10
Proposal Two — Ratification Of Appointment Of KPMG As The Company’s Independent Registered Public Accounting Firm	13
General	13
Principal Accounting Fees and Services	13
Pre-Approval of Audit and Non-Audit Services	14
Proposal Three — Amendment To The 2020 Equity Plan	15
Overview	15
Reasons for the Approval of the Amendment	15
Reasons the Board is Requesting the Amendment	15
Material Terms of 2020 Plan	17
Federal Income Tax Aspects Relating to Awards Under the 2020 Plan	19
New Plan Benefits	20
Proposal Four — Amendment To The Charter To Increase The Authorized Number Of Shares Of Common Stock And Preferred Stock	21
Form of the Amendment	21
Reasons for the Increase in the Number of Authorized Shares	21
Effects of the Increase in the Number of Authorized Shares	22
Potential Anti-Takeover Effect	22
Effectiveness of the Certificate of Amendment and Required Vote	23
Corporate Governance	24
Code of Ethics and Corporate Governance Guidelines	24
Director Independence	24
Board Leadership Structure	24
Audit Committee	24
Compensation Committee	25
Nominating and Corporate Governance Committee	26
Board Role in Risk Oversight	27
Board Meetings	27
Process and Considerations for Nominating Board Candidates	27
Board Diversity Matrix	28
Attendance at Annual Meetings of Stockholders by the Board	28
Stock Transactions	28
Contacting the Board	29
Executive Officers	30
Executive Compensation	32
Management Changes	32

Compensation Generally	32
Summary Compensation Table	33
Narrative Disclosure to Summary Compensation Table	33
Outstanding Equity Awards at 2021 Year End	36
Director Compensation	37
Certain Relationships And Related Party Transactions	39
Review of Related Party Transactions	39
Company Background	39
Related Party Transactions	39
Delinquent Section 16(a) Reports	41
Ownership Of Securities	41
Audit Committee Report	43
Other Matters	44

LORDSTOWN MOTORS CORP.
2300 Hallock Young Road
Lordstown, Ohio 44481

PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, Lordstown Motors Corp. is providing access to our proxy materials over the Internet to our stockholders rather than in paper form, which reduces the environmental impact of our annual meeting and our costs.

Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of proxy materials has been mailed to you on or about [_______], 2022. Stockholders of record as of the close of business on March 21, 2022 may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

If you are a beneficial owner, you will not receive a Notice of Internet Availability directly from us, but your broker, bank or other intermediary will forward you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.

Please refer to the question entitled “What is the difference between holding shares as a stockholder of record or as a beneficial owner?” below for important details regarding different forms of stock ownership.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	Why am I receiving these proxy materials?

A:	The Board of Directors (the “Board”) of the Company has made available on the Internet or is providing to you in printed form these proxy materials. We do this in order to solicit voting proxies for use at the 2022 Annual Meeting, to be held virtually via the Internet on Thursday, May 19, 2022, at 12:00, Eastern Time, and at any adjournment or postponement thereof. The link to the Internet site will be provided upon first registering at www.viewproxy.com/lordstownmotors/2022. If you are a stockholder of record and you submit your proxy to us, you direct certain of our officers to vote your Class A common stock (“Common Stock”) in accordance with the voting instructions in your proxy. If you are a beneficial owner and you follow the voting instructions provided in the notice you receive from your broker, bank or other intermediary, you direct such organization to vote your shares in accordance with your instructions. These proxy materials are being made available or distributed to you on or about [_____], 2022. As a stockholder, you are invited to virtually attend the 2022 Annual Meeting and we request that you vote on the proposals described in this proxy statement.

Q:	Can I attend the 2022 Annual Meeting?

A:	The 2022 Annual Meeting will be completely virtual and conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them and to alleviate any concerns regarding the public health impact of the COVID-19 pandemic. You may virtually attend the 2022 Annual Meeting if, on March 21, 2022 (the “Record Date”), you were a stockholder of record or a beneficial owner. If you are a stockholder of record or a beneficial owner as of the Record Date, you will be able to attend the 2022 Annual Meeting by first registering at www.viewproxy.com/lordstownmotors/2022. Please note that you must register no later than 11:59 pm Eastern Time on May 18, 2022. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting.

We have created and implemented the virtual format to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual annual meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly. We also believe that the online tools we have selected will be beneficial for stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the 2022 Annual Meeting so they can ask questions of the Board or the Company’s management. During the live Q&A session of the 2022 Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the 2022 Annual Meeting, as time permits.

Both stockholders of record and street name stockholders will be able to attend the 2022 Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the 2022 Annual Meeting.

If you are a stockholder of record, your virtual control number will be on your Notice of Internet Availability or proxy card.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number to vote your shares during the 2022 Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2022 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.viewproxy.com/lordstownmotors/2022. On the day of the 2022 Annual Meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

Technical Difficulties

There will be technicians ready to assist you with any technical difficulties you may have accessing the 2022 Annual Meeting live audio webcast. Please be sure to check in by 11:45 a.m. Eastern Time on May 19, 2022, the day of the meeting, so that any technical difficulties may be addressed before the 2022 Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please e-mail VirtualMeeting@viewproxy.com or call 866-612-8937.

Q:	Who is entitled to vote at the 2022 Annual Meeting?

A:	You may vote your shares of Common Stock if you owned your shares at the close of business on the Record Date. You may cast one vote for each share of Common Stock held by you as of the Record Date on all matters presented. See the questions entitled “How can I vote my shares during the 2022 Annual Meeting?” and “How can I vote my shares without attending the 2022 Annual Meeting?” below for additional details.

Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?

A:	You are the “stockholder of record” of any shares that are registered directly in your name with Lordstown’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”). We have sent the Notice of Internet Availability directly to you if you are a stockholder of record. As a stockholder of record, you may grant your voting proxy directly to Lordstown or to a third party. You are the “beneficial owner” of any shares (which are considered to be held in “street name”) that are held on your behalf by a brokerage account or by a bank or another intermediary that is the stockholder of record for those shares. If you are a beneficial owner, you did not receive the Notice of Internet Availability directly from Lordstown, but your broker, bank or other intermediary forwarded you a notice together with voting instructions for directing that organization how to vote your shares. If you are a beneficial owner, then you also may virtually attend the 2022 Annual Meeting, but because a beneficial owner is not a stockholder of record, you may not vote during the 2022 Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the 2022 Annual Meeting.

Q:	How can I vote my shares during the 2022 Annual Meeting?

A:	If you are stockholder of record as of the Record Date, you will be able to attend the 2022 Annual Meeting by first registering at www.viewproxy.com/lordstownmotors/2022. Stockholders of record as of the Record Date will receive a meeting invitation by e-mail with their unique join link along with a password prior to the meeting date. Stockholders of record as of the Record Date will be able to use the link they receive via email and their virtual control number on their Notice of Internet Availability or proxy card to vote during the 2022 Annual Meeting. Beneficial owners as of the Record Date may vote during the 2022 Annual Meeting only if they obtain a “legal proxy” from the broker, bank or other intermediary that holds their shares, giving them the right to vote. Such beneficial owners will then be assigned a virtual control number and will be provided a link to vote during the 2022 Annual Meeting after registering at www.viewproxy.com/lordstownmotors/2022. Even if you plan to virtually attend the 2022 Annual Meeting, we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the 2022 Annual Meeting?” so that your vote will be counted if you later decide not to virtually attend the 2022 Annual Meeting.

Q:	How can I vote my shares without attending the 2022 Annual Meeting?

A:	Whether you hold shares as a stockholder of record or a beneficial owner, you may direct how your shares are voted without attending the 2022 Annual Meeting, by the following means:

•	By Internet — Stockholders of record with Internet access may submit proxies by following the voting instructions on the Notice of Internet Availability until 11:59 pm Eastern Time on May 18, 2022. If you are a beneficial owner of shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for Internet voting availability.

•	By telephone — Stockholders of record may submit proxies telephonically by following the applicable “Phone” instructions on the Notice of Internet Availability. If you are a beneficial owner of shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for telephone voting availability.

•	By mail — Stockholders of record may receive a proxy card from Lordstown by following the procedures in the Notice of Internet Availability. If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by completing, signing and dating the voting instructions in the notice provided by your broker, bank or other intermediary and mailing it in the accompanying pre-addressed envelope.

Q:	How many shares must be present or represented to conduct business at the 2022 Annual Meeting?

A:	The stockholders of record of a majority of the shares entitled to vote at the 2022 Annual Meeting must either (1) be present at the 2022 Annual Meeting or (2) have properly submitted a proxy in order to constitute a quorum at the 2022 Annual Meeting. Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present, and therefore are included for the purposes of determining whether a quorum is present at the 2022 Annual Meeting. A broker “non-vote” occurs when an organization that is the stockholder of record that holds shares for a beneficial owner, and which is otherwise counted as present or represented by proxy, does not vote on a particular proposal because that organization does not have discretionary voting power under applicable regulations to vote on that item and has not received specific voting instructions from the beneficial owner.

Q:	What proposals will be voted on at the 2022 Annual Meeting?

A:	The proposals (the “Proposals”) scheduled to be voted on at the 2022 Annual Meeting are:

•	A proposal to elect three Class II directors listed in this proxy statement to serve for a term of three years or until their respective successors are duly elected and qualified;

•	A proposal to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

•	A proposal to amend the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) increase the number of shares of Common Stock reserved under the 2020 Plan by 7,000,000;

•	A proposal to amend the Company’s Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of Common Stock by 150,000,000 (from 300,000,000 to 450,000,000) and to increase the number of authorized shares of Preferred Stock (the “Preferred Stock”) by 8,000,000 (from 12,000,000 to 20,000,000); and

•	Any other business as may properly come before the 2022 Annual Meeting.

Q: What is the voting requirement to approve each of the Proposals?

A:

Proposals	Vote Required	Broker Discretionary Voting Allowed
Proposal One – Elect three Class II directors	Plurality of the votes cast by the stockholders present or represented by proxy at the 2022 Annual Meeting	No

Proposal Two – Ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	Majority of the votes cast by the stockholders entitled to vote and present or represented by proxy at the 2022 Annual Meeting	Yes

Proposal Three – Approve an amendment to the 2020 Plan to increase the number of shares of Common Stock reserved under the plan by 7,000,000	Majority of votes cast by the stockholders entitled to vote and present or represented by proxy at the 2022 Annual Meeting	No

Proposal Four – Amend the Charter to increase the number of authorized shares of Common Stock by 150,000,000 (from 300,000,000 to 450,000,000) and to increase the number of authorized shares of Preferred Stock by 8,000,000 (from 12,000,000 to 20,000,000)	Votes representing a majority of the shares outstanding and entitled to vote at the 2022 Annual Meeting	No

Q:	How are votes counted?

A:	All shares entitled to vote and that are timely voted will be counted, and all shares represented by properly executed and unrevoked proxies received prior to the 2022 Annual Meeting will be voted at the 2022 Annual Meeting as indicated in such proxies.

Proposal One – You may vote “FOR” or “WITHHELD” on each of the directors up for election under Proposal One. With respect to the election of directors, Lordstown’s Amended and Restated Bylaws (“Bylaws”) provide that the plurality of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote is required to elect a director. Therefore, the nominees that receive the highest number of affirmative “FOR” votes will be elected as directors. In the event a director receives a plurality of “FOR” votes but also a majority of “WITHHELD” votes, Lordstown’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that a director will tender a resignation to our Nominating and Corporate Governance Committee, which will advise the Board, and the Board will then determine whether to accept such resignation. Abstentions and broker non-votes with respect to Proposal Two will not be treated as votes cast.

Proposal Two – You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. Abstentions with respect to Proposal Two are not treated as votes cast. Proposal Two will be ratified if the number of shares voted “FOR” Proposal Two exceed the total number of shares voted “AGAINST” Proposal Two.

Proposal Three – You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Three. Abstentions and broker non-votes with respect to Proposal Three are not treated as votes cast. Proposal Three will be approved if the number of shares voted “FOR” Proposal Three exceed the total number of shares voted “AGAINST” Proposal Three.

Proposal Four – You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Four. Abstentions and broker non-votes with respect to Proposal Four will have the same effect as a vote against Proposal Four. Proposal Four will be approved if the number of shares voted “FOR” Proposal Four exceed the total number of shares voted “AGAINST” or to “ABSTAIN” with respect to Proposal Four.

Q:	What is the effect of not casting a vote or if I submit a proxy but do not specify how my shares are to be voted?

A:	If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet or during the 2022 Annual Meeting, your shares will not be voted at the 2022 Annual Meeting. If you submit a proxy, but you do not provide voting instructions, your shares will be voted in accordance with the recommendation of the Board. If you are a beneficial owner and you do not provide the organization that is the stockholder of record for your shares with voting instructions, the organization will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other intermediaries have the discretion to vote on routine matters such as Proposal Two but do not have discretion to vote on non-routine matters such as the election of directors (Proposals One, Three and Four). Therefore, if you do not provide voting instructions to that organization, it may vote your shares only on Proposal Two and any other routine matters properly presented for a vote at the 2022 Annual Meeting.

Q:	What is the effect of a broker “non-vote”?

A:	An organization that holds shares of Common Stock for a beneficial owner will have the discretion to vote on routine proposals if it has not received voting instructions from the beneficial owner. A broker “non-vote” occurs when a broker, bank or other intermediary that is otherwise counted as present or represented by proxy does not receive voting instructions from the beneficial owner and does not have the discretion to vote the shares. A broker “non-vote” will be counted for purposes of calculating whether a quorum is present at the 2022 Annual Meeting, but will not have any effect on the outcomes of the Proposals, except with respect to Proposal Four for which a broker non-vote has the same effect as a vote “AGAINST” Proposal Four.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote your shares:

•	“FOR” the three nominees for elections as Class II directors (Proposal One);

•	“FOR” the ratification of the appointment of KPMG as Lordstown’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Two);

•	“FOR” the amendment of the 2020 Plan to increase the number of shares of Common Stock reserved under the 2020 Plan by 7,000,000 (Proposal Three); and

•	“FOR” the amendment of the Charter to increase the number of authorized shares of Common Stock by 150,000,000 (from 300,000,000 to 450,000,000) and to increase the number of authorized shares of Preferred Stock by 8,000,000 (from 12,000,000 to 20,000,000) (Proposal Four).

Q:	Can I change my vote?

A:	If you are a stockholder of record, you may change your vote (1) by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above in the question entitled “How can I vote my shares without attending the 2022 Annual Meeting?,” (2) by providing a written notice of revocation to Alliance Advisors, 200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003, Attention: Alyson Osenenko, with a copy sent by e-mail to requests@viewproxy.com, prior to your shares being voted, or (3) by voting during the 2022 Annual Meeting, which will supersede any proxy previously submitted by you. However, merely attending the meeting will not cause your previously granted proxy to be revoked unless you specifically request it.

If you are a beneficial owner of shares held in street name, you may generally change your vote by (1) submitting new voting instructions to your broker, bank or other intermediary or (2) if you have obtained a “legal proxy” from the organization that holds your shares giving you the right to vote your shares, by voting during the 2022 Annual Meeting. However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions.

Q:	What should I do if I receive more than one Notice of Internet Availability, notice from my broker, bank or other intermediary, or set of proxy materials?

A:	You may receive more than one Notice of Internet Availability, notice from your broker, bank or other intermediary, or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you are a beneficial owner with shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please complete, sign, date and return each Lordstown proxy card or voting instruction card that you receive, or follow the voting instructions on each Notice of Internet Availability or other notice you receive, to ensure that all your shares are voted.

Q:	Where can I find the voting results of the 2022 Annual Meeting?

A:	We will publish final voting results in our Current Report on Form 8-K, which will be filed with the SEC and made available on its website at www.sec.gov within four (4) business days of the 2022 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2022 Annual Meeting?

A:	We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to those beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in doing so.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including recommendations of director candidates, for inclusion in the proxy materials or meeting agenda for future stockholder meetings by following certain procedures outlined here.

For inclusion in Lordstown’s proxy materials — Stockholders may present proper proposals for inclusion in Lordstown’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing in a timely manner to:

Lordstown Motors Corp.
2300 Hallock Young Road
Lordstown, OH 44481
Attention: Legal Department

with a copy sent by e-mail to legal@lordstownmotors.com.

Any correspondence that is not addressed precisely in accordance with the foregoing, including any correspondence directed to a specific individual, may not be received timely or at all, and we strongly recommend that you also send such correspondence by e-mail and verify that you receive a confirmation of receipt from Lordstown.

In order to be included in the proxy statement for the 2023 annual meeting of stockholders (the “2023 Annual Meeting”), stockholder proposals must be received in accordance with the above instructions not later than [___________], 2022. Further, all such stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be brought at an annual meeting — In addition, you can find in the Bylaws an advance notice procedure for stockholders who wish to present certain matters, including nominations for the election of directors, at an annual meeting of stockholders without inclusion in Lordstown’s proxy materials.

In general, the Bylaws provide that the Board will determine the business to be conducted at an annual meeting, including nominations for the election of directors, as specified in the Board’s notice of meeting or as properly brought at the meeting by the Board. However, a stockholder may also present at an annual meeting any business, including nominations for the election of directors, specified in a written notice properly delivered within the Notice Period (as defined below), if the stockholder held shares at the time of the notice and the Record Date for the meeting. Such notice should be delivered to Lordstown Motors Corp., 2300 Hallock Young Road, Lordstown, OH 44481 Attention: Legal Department, with a copy sent by e-mail to legal@lordstownmotors.com. The notice must contain specified information about the proposed business or nominees and about the proponent stockholder. If a stockholder who has delivered such a notice does not appear to present his or her proposal at the meeting, Lordstown will not be required to present the proposal for a vote.

To be timely, stockholder’s notice must be received by Lordstown at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company (the “Notice Period”). The Notice Period for the 2023 Annual Meeting will be from January 19, 2023 to February 18, 2023, so long as the 2023 Annual Meeting is not more than 30 days before or more than 60 days after May 19, 2023.

This is only a summary of the advance notice procedure. Complete details regarding all requirements that must be met are found in our Bylaws. You can obtain a copy of the relevant bylaw provisions by writing to Lordstown Motors Corp., 2300 Hallock Young Road, Lordstown, OH 44481 Attention: Legal Department or to legal@lordstownmotors.com via email, or by accessing Lordstown’s filings on the SEC’s website at www.sec.gov.

All notices of proposals by stockholders, whether or not requested for inclusion in Lordstown’s proxy materials, must be addressed precisely as prescribed in this section to be received timely or at all. We strongly recommend that you also send such correspondence by e-mail and verify that you receive a confirmation of receipt from Lordstown.

Q:	How may I obtain a separate copy of the Notice of Internet Availability or the proxy materials?

A:	If you are a stockholder of record and share an address with another stockholder of record, each stockholder may not receive a separate copy of the Notice of Internet Availability or proxy materials. Stockholders may request to receive separate or additional copies of the Notice of Internet Availability or proxy materials by e-mailing requests@viewproxy.com or by calling 877-777-2857 TOLL FREE. Upon such request, we will deliver a separate copy of the Notice of Internet Availability or proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. Stockholders who share an address and receive multiple copies of the Notice of Internet Availability or proxy materials can also request to receive a single copy by following the instructions above.

Q:	Who can help answer my questions?

A:	Please contact Investor Relations by e-mailing ir@lordstownmotors.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Bylaws permit the Board to establish by resolution the authorized number of directors, and eight directors are currently authorized. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. The Board currently consists of eight members who are divided into three classes with staggered terms.

Nominees for Class II Directors

Three candidates have been nominated for election as Class II directors at the 2022 Annual Meeting for a three-year term. Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Angela Strand for re-election as a Class II director. The terms of Michael Gates and Martin J. Rucidlo, current Class II directors, will end at the 2022 Annual Meeting, and neither is standing for re-election. The Board, upon the recommendation of the Nominating and Governance Committee, has nominated Joseph B. Anderson, Jr. and Laura J. Soave as Class II directors. The names of the proposed director nominees, their respective ages, and other biographical information as of March 1, 2022, are set forth below. A discussion of the qualifications, attributes and skills of each nominee that led the Board and the Nominating and Corporate Governance Committee to the conclusion that he or she should continue to serve as a director follows each nominee’s biography.

Name	Age	Length of Service as Director	Position with the Company
Angela Strand	53	Since 2020	Chairman of the Board
Joseph B. Anderson, Jr.	79	—	Director Nominee
Laura J. Soave	49	—	Director Nominee

Angela Strand.   Ms. Strand has served as our director since October 2020 and as our Non-Executive Chair since August 2021. Ms. Strand served as our Executive Chair from June 2021 to August 2021 and as our lead independent director from April 2021 to June 2021. Ms. Strand has also served as a director of Nuvve Holdings Corp., a publicly traded green energy technology company, since March 2021. Ms. Strand serves as the chairperson of the compensation committee and as a member of the nominating and corporate governance committee of Nuvve Holdings Corp. From March 2016 to March 2020, Ms. Strand served as a director of Integrity Applications, a publicly traded medical device company (“Integrity”). During her time at Integrity, Ms. Strand served as Vice Chairperson of the board of directors, as chairperson of the nominating and corporate governance and compensation committees and as a member of the audit committee. Ms. Strand was a founder and senior executive of Chanje, a joint venture between Smith Electric Vehicles, an electric vehicle manufacturer, and FDG Electric Vehicles Ltd. a publicly traded electric vehicle manufacturer, from 2016 to 2017, and a founder of In-Charge, an electric vehicle infrastructure solutions provider. Ms. Strand is also a named inventor with seven issued patents. From 2017 to 2018, Ms. Strand served as Vice President of Workhorse Group Inc., a publicly traded electric vehicle manufacturer (“Workhorse Group”); from 2011 to 2015, Ms. Strand served as the chief marketing officer and head of business development and government affairs for Smith Electric Vehicles. Ms. Strand has also served in various executive roles at medical device, biotech and digital health firms including Proteus Digital Health (acquired by Otsuka Pharmaceutical); Aerogen (acquired by Nektar Therapeutics), Novacept, Inc. (acquired by Cytyc) and FemRx (acquired by Johnson & Johnson). Currently, Ms. Strand is an advisor for various companies and serves as the Founder/Managing Director of Strand Strategy, an advisory firm specializing in tech, business strategy and organization. She is well qualified to serve as a director due to her board experience and her experience in the electric vehicle industry.

Joseph B. Anderson, Jr.   Mr. Anderson currently serves as Chairman and Chief Executive Officer of TAG Holdings, LLC, a company owning several manufacturing, service and technology-based companies, which he founded in 2001. Prior to that, Mr. Anderson served as Chairman and Chief Executive Officer of Chivas Industries, LLC, a manufacturer of interior trim products and lighting assemblies principally for the automotive industry, and as President and Chief Executive Officer of Composite Energy Management Systems, Incorporated, an automotive parts manufacturing company. Mr. Anderson has served in various roles at General Motors Company (“GM”), including as Plant Manager of Pressed Metal and Plating Operations, Pontiac Motor Division, Director of Exterior Systems Business Unit, Inland Fisher Guide Division, and General Director, Body Hardware Business Unit, Inland Fisher Guide Division. Before joining GM, Mr. Anderson served in the military for 13 years, including his service as a Lieutenant Colonel in the United States Army, and is a graduate of the United States Military Academy at West Point. Mr. Anderson currently serves as the Chairman of the board of directors of the National Recreation Foundation and on the board of directors for each of Business Leaders for Michigan, Michigan Aerospace Manufacturers Association and Branch Insurance, the board of managers of Modular Assembly Innovations and the advisory boards of each of Wynnchurch Capital and Horizons-Upward Bound. Mr. Anderson previously served on the board of directors of several New York Stock Exchange companies, including Rite Aid Corporation, a drugstore chain, from April 2006 to April 2019, and as the chairman of each of the Federal Reserve Bank of Chicago-Detroit Branch, a regional bank of the Federal Reserve System, and the U.S. Department of Commerce Manufacturing Council, the principal private sector advisory committee to the United States Secretary of Commerce on the United States manufacturing sector. Mr. Anderson is well qualified to serve as a director due to his experience with operations and management, including in the automotive industry.

Laura J. Soave.   Ms. Soave currently serves as the Chief Brand Officer of CrossCountry Mortgage, a retail mortgage lender, since April 2021. From April 2018 to January 2021, Ms. Soave served as Executive Vice President, Marketing & Merchandising of Icahn Automotive Group, LLC, an aftermarket parts distribution and service company. Prior to that, Ms. Soave served as Senior Vice President, Chief Marketing & Communications Officer of Federal-Mogul Holdings, Corp., an $8 billion automotive supplier (subsequently acquired by Tenneco, a publicly traded automotive components manufacturer), from September 2014 to April 2018. Ms. Soave has over 20 years of marketing and brand experience, including in the automotive industry at Ford Motor Company, Volkswagen Group of America, Inc., each publicly traded automobile manufacturers, Chrysler Group, LLC, an automobile manufacturer, and Gerson Lehrman Group, a financial and global information services company. Ms. Soave currently serves on the board of directors of each of K&N Engineering, a global manufacturer of automotive performance filtration products, and the Walsh College Foundation, a higher education institution, as well as a member of the Finance Committee of the Auto Care Association, a non-profit trade association. Ms. Soave is well qualified to serve as a director due to her extensive experience in marketing and brand management in the automotive industry.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Ms. Strand, and the election of Mr. Anderson and Ms. Soave. Each of Ms. Strand, Mr. Anderson and Ms. Soave have accepted such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2022 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill such vacancy.

The Board recommends a vote FOR the election of the three Class II directors.

Information Regarding the Board

Background and Qualifications

The names of the members of the Board that are not up for re-election, their respective ages, their positions with Lordstown and other biographical information as of March 1, 2022, are set forth below.

Name	Age	Position with the Company
Daniel A. Ninivaggi	57	Director, Chief Executive Officer (Class I director, term ends at 2024 Annual Meeting)
David T. Hamamoto	62	Director, Chairman of the Nominating and Corporate Governance Committee (Class III director, term ends at 2023 Annual Meeting)
Keith Feldman	45	Director, Chairman of the Audit Committee and Compensation Committee Member (Class III director, term ends at 2023 Annual Meeting)
Jane Reiss	60	Director, Audit Committee Member (Class I director, term ends at 2024 Annual Meeting)
Dale Spencer	64	Director, Chairman of the Compensation Committee and Nominating and Corporate Governance Committee Member (Class I director, term ends at 2024 Annual Meeting)
Michael Gates	61	Director and Member of the Nominating and Corporate Governance Committee (Class II director, term ends at 2022 Annual Meeting)
Martin J. Rucidlo	64	Director and Member of the Audit Committee (Class II director, term ends at 2022 Annual Meeting)

Daniel A. Ninivaggi. Mr. Ninivaggi has served as our Chief Executive Officer and a director since August 2021. Prior to joining the Company, Mr. Ninivaggi served as an independent consultant and board member from September 2019 to August 2021. Mr. Ninivaggi served as Chief Executive Officer of Icahn Automotive Group, LLC (“Icahn Automotive”) and Managing Director of Icahn Enterprises L.P. (“IEP”) – Automotive Segment from March 2017 through August 2019. IEP is a publicly traded diversified holding company and Icahn Automotive is a wholly-owned subsidiary of IEP. Prior to that, from February 2014 until March 2017, Mr. Ninivaggi served as Co-Chairman (from May 2015) and Co-CEO of Federal-Mogul Holdings Corp., an $8 billion automotive supplier (subsequently acquired by Tenneco, a publicly traded component supplier to automotive, commercial vehicle and industrial original equipment manufacturers and the independent automotive aftermarket). Mr. Ninivaggi was President and Chief Executive Officer of IEP between 2010 and 2014, at which time IEP operated through ten diverse operating segments. Mr. Ninivaggi has served as the Chairman of Garrett Motion Inc., a publicly traded manufacturer of turbochargers and electro-boosting technologies for vehicle manufacturers, since April 2021 and has served as a director of numerous other public and private companies, including: Hertz Global Holdings, Inc., a publicly traded car rental company (from September 2014 to June 2021); Metalsa S.A., a privately held manufacturer of frames and other structural components for automotive and commercial vehicles (Advisory Board); Navistar International Corporation, a publicly traded manufacturer of trucks, buses and engines (from August 2017 to October 2018); Icahn Enterprises G.P. Inc., the general partner of IEP (from 2012 to 2015); CVR Energy, Inc., a publicly traded independent petroleum refiner and marketer of high value transportation fuels (from 2012 to 2014); CVR GP, LLC, the general partner of CVR Partners LP, a publicly traded nitrogen fertilizer company (from 2012 to 2014); XO Holdings, a privately held telecommunications company affiliated with IEP (from 2010 to 2014); Tropicana Entertainment Inc., a publicly traded company primarily engaged in the business of owning and operating casinos and resorts (from 2011 to 2015); Motorola Mobility Holdings Inc., a publicly traded mobile phone and electronics manufacturer (from 2010 to 2011); and CIT Group, Inc., a publicly traded bank holding company (from 2009 to 2011). Prior to joining IEP, Mr. Ninivaggi spent six years at Lear Corporation, a publicly traded Tier 1 automotive supplier specializing, at the time, in seating systems, interior components and systems as well as electrical and electronic distribution systems and components. Mr. Ninivaggi began his career at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP before joining Winston & Strawn LLP, where he became partner. He holds a Bachelor of Arts degree from Columbia University, an MBA from the University of Chicago Graduate School of Business, and a Juris Doctor degree (with distinction) from Stanford Law School.

David T. Hamamoto.    Mr. Hamamoto served as DiamondPeak’s (defined below) Chairman and Chief Executive Officer since inception in November 2018 until October 2020 and continues to serve as our director. He is the Founder of DiamondHead Partners, LLC, a venture capital firm, which he established in 2017. Mr. Hamamoto has served as the Chief Executive Officer and a Director for DiamondHead Holdings Corp., a special purpose acquisition company, since January 2021. Previously, he served as Executive Vice Chairman of Colony NorthStar (now Colony Capital, Inc.) a publicly traded real estate and investment management firm, from January 2017 through January 2018. The NorthStar companies, which he founded, were sold to Colony Capital in January 2017. Prior to the sale, Mr. Hamamoto was Executive Chairman of NorthStar Asset Management Group, a publicly traded investment management firm, since 2015, having previously served as its Chairman and Chief Executive Officer from 2014 until 2015. Mr. Hamamoto was the Chairman of the board of directors of NorthStar Realty Finance Corp., a publicly traded real estate investment trust (“NRF”), from 2007 to January 2017 and served as one of its directors from 2003 to January 2017. Mr. Hamamoto previously served as NRF’s Chief Executive Officer from 2004 until 2015 and President from 2004 until 2011. Mr. Hamamoto was Chairman of the board of directors of NorthStar Realty Europe Corp. from 2015 to January 2017. In 1997, Mr. Hamamoto co-founded NorthStar Capital Investment Corp., the predecessor to NRF for which he served as Co-Chief Executive Officer until 2004. Prior to NorthStar, Mr. Hamamoto was a partner and co-head of the Real Estate Principal Investment Area at Goldman, Sachs & Co. During Mr. Hamamoto’s tenure at Goldman, Sachs & Co., he initiated the firm’s effort to build a real estate principal investment business under the auspices of the Whitehall Funds. Mr. Hamamoto also serves as a director for the Worthless Foundation, Inc., a non-profit dedicated to promoting the arts and social welfare. He is well qualified to serve as a director due to his experience as a public company chairman, CEO and director and due to his extensive investment and operational experience.

Keith Feldman.    Mr. Feldman has served as our director since October 2020. Mr. Feldman has served as the Chief Financial Officer and a Director for DiamondHead Holdings Corp., a special purpose acquisition company, since January 2021. Mr. Feldman served as the Chief Financial Officer and Treasurer of NorthStar Realty Europe Corp., a publicly traded REIT focused on European commercial real estate properties from May 2017, through the acquisition by AXA Investment Managers- Real Assets in September 2019. Mr. Feldman served as a managing director of Colony Capital, Inc., a publicly traded real estate and investment management firm, from January 2017 to October 2019 and served as a managing director of NorthStar Asset Management Group Inc., a predecessor company of Colony Capital, Inc. from July 2014 to January 2017, as a managing director of NorthStar Realty Finance Corp. from January 2014 to July 2014 and as a director of NorthStar Realty Finance Corp. from January 2012 to December 2013. In each of these roles, Mr. Feldman’s responsibilities included capital markets, corporate finance, and investor relations. Earlier in his career, Mr. Feldman held various financial positions at NorthStar Realty Finance Corp., Goldman Sachs, J.P. Morgan Chase, each a publicly traded company in the investment banking and financial services industry, and KPMG LLP, a professional accounting firm. Mr. Feldman is a CFA charterholder and a CPA. He is well qualified to serve as a director due to his experience with the operations and management, financial reporting and auditing of public companies in addition to operational expertise.

Jane Reiss.   Ms. Reiss has served as our director since October 2020. Ms. Reiss served as a director of Legacy Lordstown, our predecessor company, from February 2020 until October 2020. Since April 2020, Ms. Reiss has been a Partner at Brunswick Group, a communications consulting firm, where she holds the position of North America Lead, Brunswick Group Creative. Ms. Reiss is a leading member of New York City’s advertising and marketing industry. Prior to Brunswick Group, Ms. Reiss served as Chief Marketing Officer and Chief Brand Experience Officer of Grey, one of the world’s largest global advertising networks. Prior to joining Grey, Ms. Reiss worked with a variety of international companies while serving as the Chief Marketing Officer of NYC & Company, the official marketing, tourism and partnership organization for the City of New York under the leadership of Mayor Mike Bloomberg. Before joining NYC & Company, Ms. Reiss served as Managing Director & Partner at Margeotes Fertitta, an integrated communications services agency, where she specialized in leading retail-driven businesses. Ms. Reiss is well qualified to serve as a director due to her extensive marketing experience and varied experience in the public and private sector.

Dale Spencer.   Mr. Spencer has served as our director since October 2020. Mr. Spencer served as a director of Legacy Lordstown, our predecessor company, from February 2020 until October 2020. Mr. Spencer is the former Vice President of Automotive Maintenance and Engineering at United Parcel Service, a publicly traded multinational shipping and supply chain management company (“UPS”). As Vice President of UPS, Mr. Spencer led one of the largest and most dynamic fleets in North America with responsibilities for fleet duty cycles, maintenance and innovation. Mr. Spencer formerly served as a technical advisor on the board of directors of the North American Council for Freight Efficiency. He also has served as a consultant with multiple companies throughout the automotive industry. Mr. Spencer is well qualified to serve as a director due to his extensive experience with fleet operators and consulting experience through the automotive industry.

Michael Gates.   Mr. Gates has served as our director since October 2020. Mr. Gates has served as the founder, owner and President of Gridiron Development, a real estate construction and development firm in Mason, Ohio, since January 1994. Mr. Gates also previously founded and served as President of Broome Paving, a company specializing in services related to concrete and cement, from January 1988 to January 1998, and as V.P. of Sales of Performance Site, an excavation and construction company, from January 1998 to January 2004. Mr. Gates is well qualified to serve as a director due to his experience founding, building and managing businesses in real estate, construction and development.

Martin J. Rucidlo.   Mr. Rucidlo has served as our director since October 2020. Mr. Rucidlo has served as Xerion Advanced Battery Corp.’s, a lithium-ion battery manufacturer (“Xerion”), EVP since December 2017. Prior to joining Xerion, Mr. Rucidlo worked at Workhorse Group from 2010 to 2017, serving as VP of Manufacturing and as President, giving Mr. Rucidlo over 10 years of experience in the EV/Lithium-Ion battery space. He also has extensive executive leadership experience in technical sales and marketing management. From 1996 to 2010, Mr. Rucidlo has worked in sales and marketing management at the vice president or director level for start-ups, mid-sized and Fortune 500 corporations. He is well qualified to serve as a director due to his more than 15 years of leadership experience in manufacturing, mostly in the automotive and aerospace industries.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected KPMG as Lordstown’s independent registered public accounting firm to audit the consolidated financial statements of Lordstown for the fiscal year ending December 31, 2022, which will include an audit of the effectiveness of Lordstown’s internal control over financial reporting.

A representative of KPMG is expected to be present at the meeting. The representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of our independent registered public accounting firm is a matter of good corporate practice. In the event that this selection is not ratified by the affirmative vote of a majority of the shares cast during the meeting or by proxy of stockholders entitled to vote at the meeting, the appointment of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Lordstown and our stockholders.

Principal Accounting Fees and Services

The following is a summary of the fees billed to us by KPMG and Withum Smith+Brown, PC (“Withum”) for professional services rendered for fiscal years ended December 31, 2021 and 2020. Withum was informed on October 23, 2020 that it would be replaced by KPMG as our independent registered public accounting firm following completion of its review of the quarter ended September 30, 2020, and KPMG has been our sole independent registered public accounting firm since then. As a result, all principal accounting service fees were paid only to KPMG after 2020.

KPMG

FEE CATEGORY	2021	2020
Audit Fees	$1,262,957	$950,158
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	$6,640	92,825
Total Fees	$1,269,597	$1,042,983

Audit Fees. The aggregate audit fees (inclusive of out-of-pocket expenses) billed by KPMG were for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Annual Report on Form 10-K filed with the SEC, and for services that are normally provided by the independent registered certified public accountants in connection with such filings, including amendments, or engagements for the fiscal year ended December 31.

All Other Fees. This consists of fees billed for products and services other than those described above.

WITHUM

FEE CATEGORY	2021	2020
Audit Fees	$—	$67,465
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$—	$67,465

Audit Fees. The aggregate audit fees (inclusive of out-of-pocket expenses) billed by Withum were for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by the independent registered certified public accountants in connection with such filings, including amendments, or engagements for the fiscal years ended December 31, 2020 (with respect to our predecessor, DiamondPeak, as defined below under “Certain Relationships and Related Party Transactions-Company Background.”

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established a policy to review and approve the engagement of our independent auditors to perform audit services and any permissible non-audit services.

The Board recommends a vote FOR the ratification of the appointment of KPMG as
Lordstown’s independent registered public accounting firm for the fiscal year ending
December 31, 2022.

PROPOSAL THREE

AMENDMENT TO THE 2020 EQUITY INCENTIVE PLAN

Overview

We are requesting that stockholders approve an amendment to the 2020 Plan, which our Board has approved, subject to stockholder approval (the “Amendment”), to increase the number of shares available for issuance under the 2020 Plan by 7,000,000 shares. The total number of shares of Common Stock currently reserved for issuance under the 2020 Plan is 18,373,359, which consists of 13,000,000 shares initially reserved under the 2020 Plan and 5,373,359 shares underlying options originally issued under the 2019 Plan to purchase Lordstown Legacy common stock and converted at the time of the Business Combination to purchase shares of our Common Stock, see “Certain Relationships and Related Party Transactions-Company Background.” If the Amendment is not approved by the stockholders, the 2020 Plan will remain in effect with no change. The 2020 Plan and Amendment are described in more detail below. A copy of the Amendment is attached to this proxy statement as Exhibit A.

The 2020 Plan will continue to provide for the grant of stock options, restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”), and performance units and performance shares (collectively, “Awards”) intended to attract, retain, incentivize and reward employees, directors or consultants and align the interests of 2020 Plan participants with those of our stockholders. The following description of the 2020 Plan is qualified in its entirety by reference to Exhibit A.

Reasons for the Approval of the Amendment

Stockholder approval of the Amendment is necessary for us to (1) meet the stockholder approval requirements of The NASDAQ Stock Market LLC Rules (the “NASDAQ Rules”) and (2) grant incentive stock options (“ISOs”) thereunder.

Reasons the Board is Requesting the Amendment

Additional shares are needed under the 2020 Plan to continue providing grants and have the flexibility to offset cash compensation so that we may: (i) attract, retain, incentivize and reward talent in a very competitive market; (ii) compensate them for their contributions to our results; (iii) encourage ownership of shares of our Common Stock in order to align their interests with those of stockholders; and (iv) promote our sustained long-term performance and the creation of stockholder value. Without the Amendment, we could be required to use additional cash incentives instead of equity-based awards.

The Board believes that the 2020 Plan promotes the interests of stockholders and is consistent with principles of good corporate governance, including:

•	Independent Committee. The 2020 Plan is administered by the Compensation Committee, which is composed entirely of independent directors who meet NASDAQ standards for independence and are “non-employee directors” under Rule 16b-3(b)(3) of Section 16 (“Section 16”) of the Exchange Act.

•	No Discounted Stock Options or SARs. All stock option and SAR awards under the 2020 Plan must have an exercise or base price that is not less than the fair market value of the underlying common stock on the date of grant, except in the case of substitute awards granted to employees of an acquired business. The Company does not grant dividend equivalents on stock options or SARs.

•	No Repricing; No Cash Buyout of Underwater Options or SARs. Other than in connection with a corporate transaction affecting the Company, the 2020 Plan prohibits any repricing of options or SARs and the cash buy-out of underwater options or SARs without stockholder approval.

•	No “Evergreen” Share Reserve. The 2020 Plan has a maximum aggregate number of shares of Common Stock that may be issued under the 2020 Plan and does not include any “evergreen” provisions. Accordingly, stockholders have approval rights for any proposed increase in the maximum number of shares that may be issued under the 2020 Plan, including the Amendment.

•	No Dividends Paid on Unvested Awards. For any RSUs, performance shares or performance units providing for a right to dividends or distributions, if dividends or distributions are declared during a restriction period, all such dividends or distributions, whether paid in shares of Common Stock or cash, will be subject to the same restrictions on transferability and forfeitability as the RSUs, performance shares or performance units with respect to which they were paid, and if such RSUs, performance shares or performance units are forfeited, such dividends or other distributions shall also be forfeited. No dividends or dividend equivalents will be paid with respect to options or SARs.

•	No “Liberal” Change in Control Definition; No Single-Trigger Vesting upon a Change in Control. The Change in Control definition in the 2020 Plan is not “liberal” and, for example, would not occur merely upon stockholder approval of a transaction. A change in control must actually occur in order for the Change in Control provisions in the 2020 Plan to be triggered. The 2020 Plan does not provide for the automatic acceleration of equity awards in connection with a change in control (other than in a situation where a successor corporation refuses to assume or provide an equivalent substitute award). Instead, the 2020 Plan provides the Committee with the discretion to determine the treatment of outstanding Awards in connection with a change of control or in award agreements.

•	Clawback Provisions. Current agreements evidencing Awards under the 2020 Plan provide for the recovery, recoupment, clawback or forfeiture of compensation under specified circumstances.

Summary of Key Stock Plan Data

In developing our share request for the number of shares of Common Stock for the Amendment and to analyze the impact of equity awards on our stockholders, we considered our granting practices over the past three years. Set forth below is a table that reflects awards granted for each of fiscal years 2021, 2020 and 2019 (in thousands):

Fiscal Year	Options Granted	Common Shares, Time- Based Restricted Shares and RSUs Granted	PSUs Granted at Maximum	RSUs Earned	Basic Weighted Average of Shares Outstanding
2021	5,545	6,114	300	50	180,722
2020	1,021	—	—	—	96,716
2019	4,436	—	—	—	68,279

     As of December 31, 2021, the number and use of shares of Common Stock which may be delivered under the 2020 Plan, including options that were originally granted from the 2019 Plan are shown below (in thousands):

Use of Shares	Number of Shares as of December 30, 2021
Total outstanding options, with a weighted-average exercise price of $10.76 per share and weighted average remaining term of 7.8 years	6,741
Total outstanding full value awards (1)	6,262
Total shares available for new grants under 2020 Plan	1,809

(1)	Includes 300 shares under outstanding PSUs and 5,962 shares under outstanding RSUs as of December 31, 2021, and reflects the maximum number of shares which may be earned under each outstanding award.

Our Board recognizes the impact of dilution on our stockholders and has evaluated the additional 7,000,000 shares being requested pursuant to the Amendment carefully in the context of the need to attract, motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. Our Board believes that the proposed Amendment combined with the shares of Common Stock currently available under the 2020 Plan represents a reasonable amount of potential equity dilution to accommodate our strategic and growth priorities.

The closing price of our Common Stock on the NASDAQ Capital Market was $2.29 on March 3, 2022.

Material Terms of the 2020 Plan

Administration

The 2020 Plan will continue to be administered by the Board, the Compensation Committee of the Board or another committee (the “Administrator”). Different committees are able to administer the 2020 Plan with respect to different groups of employees, directors or consultants. The Administrator has the authority to determine (i) the fair market value of Awards, (ii) select to whom Awards may be granted, (iii) determine the number of shares of Common Stock to be covered by Awards, (iv) approve the form of Award agreements, (iv) determine the terms and conditions applicable to Awards, (vii) construe and interpret the terms of the 2020 Plan and Awards, (viii) prescribe, amend and rescind rules and regulations relating to the 2020 Plan, (ix) modify or amend Awards, (x) allow 2020 Plan participants to satisfy withholding tax obligations, (xi) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award and (xi) make all other determinations deemed necessary or advisable for administering the 2020 Plan. The Administrator is not able, however, to effect any repricing of an option or SARs.

Eligibility

Under the 2020 Plan, employees and consultants of the Company, a parent or a subsidiary, as well as any director on the Board, are eligible to receive Awards. As of March 1, 2022, there are approximately 652 Lordstown employees and seven non-employee directors that would be eligible to receive Awards under the 2020 Plan.

Number of Shares

Subject to any adjustment (as described below), the number of our common shares available for delivery pursuant to Awards granted under the Plan will not exceed 25,373,359, which is comprised of (x) the 18,373,359 shares currently authorized under the Plan and (y) the 7,000,000 additional shares of Common Stock that will be reserved for issuance under the 2020 Plan if the Amendment is approved. Shares subject to Awards under the 2020 Plan that expire or become unexercisable without having been exercised in full or are forfeited to or repurchased due to failure to vest or be earned will be available for future grant under the 2020 Plan. Shares that are actually issued under the 2020 Plan, used to pay the exercise price of an Award or used to satisfy tax holding obligations will not become available for future grant under the 2020 Plan. In addition, shares repurchased with the proceeds of the exercise prices for any options may not be reissued under the 2020 Plan. To the extent an Award under the 2020 Plan is paid in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2020 Plan. Any shares in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction will not reduce the number of shares available for issuance under the 2020 Plan.

The maximum aggregate number of shares subject to Awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such director during such fiscal year in respect of the director’s service as a member of the Board during such fiscal year, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair market value of such Awards for financial reporting purposes).

The 2020 Plan has a term that expires October 22, 2030 and no further Awards may be granted under the 2020 Plan after that date.

Stock Options

A stock option, or option, is a right to purchase shares of Common Stock, at a certain exercise price, in the future. The Administrator may grant ISOs (within the meaning of Section 422 of the Code), which have certain tax advantages for recipients, or nonstatutory stock options (“NSOs”) pursuant to an Award agreement, which specifies the terms and conditions of the Award. No option will have a term that exceeds ten years (or five years in the case of ISO granted to a 10% stockholder). Currently, the maximum aggregate number of shares that may be issued as ISOs is 13,000,000, which will increase to 20,000,000 if the Amendment is approved (reduced by the number of shares subject to other types of Awards outstanding). The Administrator determines the exercise price for a stock option, provided that the exercise price of an ISO will not be less than 100% of the fair market value per share on the date of grant (or 110% of the fair market value if granted to a 10% stockholder) and the exercise price of a NSO will be not less than 100% of the fair market value per share on the date of grant. When an option is granted, the Administrator also determines the vesting period and exercise date of the option.

Acceptable forms and methods of payment of the exercise price are determined by the Administrator. For an ISO, the Administrator will determine the acceptable form of consideration at the time of grant. Consideration may consist of (1) cash; (2) check; (3) other shares, subject to certain conditions; (4) consideration under a broker-assisted (or other) cashless exercise program implemented by the Company; (5) by net exercise; (6) such other consideration and method of payment for the issuance of shares permitted by applicable law; or (7) any combination of the foregoing methods.

If an option holder’s service with the Company is terminated, the holder may exercise any vested options within the period specified in the Award agreement (but not later than the expiration of the option’s term). If no time is specified in the Award agreement, vested options will remain exercisable for three months following participant’s termination, unless termination is for death or disability (as defined in the 2020 Plan) in which case the option remains exercisable for 12 months. Any unvested options will be forfeited unless the Administrator provides otherwise.

Restricted Stock

A restricted stock grant is an award of Common Stock that vests over a period of time and, during such time, is subject to transfer limitations and other restrictions imposed by the Administrator, in its discretion. The Administrator will specify terms and conditions in the Award agreement and, unless the Administrator determines otherwise, the Company as escrow agent will hold the shares until any restrictions have lapsed and the shares will be released from escrow as soon as practicable or at such other time as the Administrator determines. The Administrator has the discretion to reduce, waive, or accelerate any restrictions. Except as otherwise determined by the Administrator, during the restriction period, a participant will have rights as a stockholder, including the right to vote the Common Stock subject to the award. During the restriction period, a participant will be entitled to receive all dividends thereon, however, all such dividends will be subject to the same restrictions as the underlying shares and if such shares are forfeited, the dividends will also be forfeited. Any shares that do not vest will revert to the Company.

Restricted Stock Units

An RSU is a notional share that entitles the holder to receive shares of stock, cash or a combination thereof, as determined by the Administrator, at some future date following the vesting of the restricted stock unit. When the applicable vesting criteria are met, the holder of the restricted stock unit will receive a payout as determined by the Administrator. The Administrator may reduce, waive or accelerate any vesting criteria. Any unearned shares are forfeited to the Company.

Stock Appreciation Rights

An SAR is an award that, upon exercise, entitles its holder to receive the excess of the fair value of our Common Stock on the exercise date over the grant price established for the SARs on the date of grant. Such excess will be paid in cash, in shares of equivalent value, or in some combination thereof as determined by the Administrator. The Administrator will have discretion to determine the terms and conditions of any SARs but the grant price of any SARs may not be less than the fair market value of our Common Stock on the date of grant.

Performance Units and Performance Shares

A performance unit or performance share award is a right to receive all or part of an award granted under the 2020 Plan based upon performance conditions specified by the Administrator. The Administrator may set performance objectives based upon the achievement of company-wide, divisional, business unit or individual goals, applicable federal or state securities laws, or any other determined by the Administrator in its discretion. The Administrator will also determine the period over which certain specified company or individual goals or objectives must be met. After the applicable performance period has ended, a holder of a performance unit or performance share award will be entitled to receive a payout of the number of performance units or performance shares earned over the performance period, to the extent to which the corresponding performance objectives or other vesting provisions have been achieved. A performance unit or share award may be paid in cash, Common Stock, other Awards or a combination of the two, in the discretion of the Administrator.

Substitute Awards

Substitute Awards may be granted under the 2020 Plan in substitution for similar Awards, which are assumed as a result of a merger, acquisition or similar transaction entered into by the Company, a parent or any of its subsidiaries.

Changes to Capital Structure

In the event of any extraordinary dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange, the Administrator, in order to prevent the diminution or enlargement of the benefits intended to be made available under the 2020 Plan, will adjust the number and class of shares and equitably and proportionally adjust performance objectives applicable to any outstanding performance-based Awards.

Transactions or Change of Control

In the event of a merger, consolidation or similar transaction directly or indirectly involving the Company (including a change in control (as defined in the 2020 Plan)), the Administrator will determine treatment of each outstanding Award, including providing for (i) an Award to be assumed or substituted, (ii) an Award to terminate in exchange for equal cash or property or replaced with other rights or property, (iii) modification of the terms of an Award, (iv) the satisfaction of performance conditions at target, maximum or actual performance or performance conditions to continue, (v) that for a period of at least 20 days prior to the transaction, any options or SARs be exercisable and, if not exercised, terminate or (vi) any combination of the foregoing. The Administrator is not obligated to treat all Awards similarly.

If a participant is terminated without cause (as defined in the 2020 Plan) or resigns for good reason (as defined in the 2020 Plan), in either case, on or within two (2) years after a change in control then (i) each Award granted prior to the change in control will become fully vested and (ii) any Common Stock deliverable pursuant to RSUs will be delivered promptly (but no later than fifteen (15) days) following such participant’s termination of employment).

Transferability

Unless the Administration provides otherwise, no Award granted under the 2020 Plan may be transferred in any manner, except by will or the laws of descent and distribution.

Amendment and Termination

The Board may amend, alter, suspend or terminate the 2020 Plan, as long as the no-repricing provision is not amended. The Company will obtain stockholder approval of any amendment as necessary and desirable to comply with applicable law and the requirements of any stock exchange or quotation system on which the shares are listed. No amendment, alteration, suspension or termination may materially affect the rights of any participant without the participant’s consent.

Forfeiture

Certain participants and Awards held by such participants may be subject to a Company clawback policy or other forfeiture, return or reimbursement provisions arising under applicable laws.

Federal Income Tax Aspects Relating to Awards Under the 2020 Plan

This is a brief summary of the federal income tax aspects of Awards that may be made under the 2020 Plan, as it may be amended, based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a participant’s death or federal employment taxes. The tax consequences of Awards under the 2020 Plan depend upon the type of Award. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Incentive Stock Options

In general, a holder of an ISO realizes no taxable income upon the grant or, if the applicable holding period is met, exercise of an ISO. The exercise of an ISO, however, may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the holder (and a deduction for us) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the holder does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

Nonstatutory Stock Options

In general, in the case of a NSO, the holder has no taxable income at the time of grant but realizes income in connection with exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to us. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which we are not entitled to a deduction.

Restricted Stock

Unless a holder of restricted stock makes an election to accelerate recognition of the income to the date of grant as described below, the holder will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the holder will recognize ordinary income equal to the fair market value of the Common Stock as of that date, less any amount paid for the stock, and we will be allowed a corresponding tax deduction at that time. If the holder files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the holder will recognize ordinary income as of the date of grant equal to the fair market value of the Common Stock as of that date, less any amount the holder paid for the Common Stock, and we will be allowed a corresponding tax deduction at that time. Any future appreciation in the Common Stock will be taxable to the holder at capital gains rates. If, however, the restricted stock award is later forfeited, the holder will not be able to recover the tax previously paid pursuant to his or her Section 83(b) election.

Restricted Stock Units

A holder of an RSU does not recognize income, and we will not be allowed a tax deduction, at the time a RSU is granted. When the RSUs vest and are settled for cash or stock, the holder generally will be required to recognize as ordinary income an amount equal to the fair market value of the shares on the date of vesting. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which we are not entitled to a deduction.

Stock Appreciation Rights

Generally, a holder of a SAR will realize ordinary income upon the receipt of payment to SARs in an amount equal to the aggregate amount of cash and the fair market value of any shares of Common Stock received. We generally will be entitled to a corresponding tax deduction equal to the amount includible in the holder’s income.

Section 409A of the Code

Certain types of Awards under the 2020 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such Awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2020 Plan and Awards granted under the plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary and appropriate by the Administrator, the 2020 Plan and applicable Award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable Awards from Section 409A of the Code.

New Plan Benefits

No Awards will be made under the 2020 Plan if such Awards would cause the total number of shares issued under the plan to exceed the 18,373,359 currently authorized until after the Amendment has been approved by our stockholders. Because all Awards under the 2020 Plan are within the discretion of the Compensation Committee, neither the number nor the type of future Awards under the 2020 Plan to be received by or allocated to particular participants or groups of participants is presently determinable, other than the award of RSUs to each of the non-employee Directors contemplated to be granted after the election of Directors at the Annual Meeting, see “Director Compensation.”

The Board recommends a vote FOR the approval to amend the 2020 Plan to increase the number of shares of common stock reserved under the plan by 7,000,000, increasing such reserve from 18,373,359 to 25,373,359.

PROPOSAL FOUR

AMENDMENT TO THE CHARTER TO INCREASE

THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK

Our Board is seeking the approval of our stockholders of an amendment to the Charter to increase the number of authorized shares of capital stock consisting of (i) Class A common stock from 300,000,000 shares to 450,000,000 shares, and (ii) Preferred Stock from 12,000,000 shares to 20,000,000 shares (the “Certificate of Amendment”).

The additional shares of Common Stock authorized for issuance under the Certificate of Amendment would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the Common Stock presently issued and outstanding. Our Common Stock has no preemptive rights to purchase Common Stock or other securities. The additional shares of Preferred Stock authorized for issuance under the Certificate of Amendment would be available to be issued, by our Board in accordance with our Charter, in one or more series of Preferred Stock as established from time to time and in an amount, with certain rights and privileges, as determined by our Board.

If this Proposal Four is approved by the requisite vote of the stockholders, the proposed Certificate of Amendment will become effective upon its filing and recording with the Secretary of State of Delaware.

Form of the Amendment

The Board has deemed the Certificate of Amendment advisable and in the best interests of the Company and is accordingly submitting it to stockholders for approval. The Certificate of Amendment would revise the Company’s Charter, as amended, by replacing Section 4.1 of Article IV with the following language:

“The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 470,000,000 shares, consisting of (a) 450,000,000 shares of Class A common stock (the “Common Stock”) and (b) 20,000,000 shares of preferred stock (the “Preferred Stock”).”

The full text of the proposed Certificate of Amendment is set forth in Exhibit B of this proxy statement.

Reasons for the Increase in the Number of Authorized Shares

The proposed increase in the authorized number of shares of Common Stock and Preferred Stock is intended to ensure that we will continue to have an adequate number of authorized and unissued shares of Common Stock and Preferred Stock for future use. As of March 3, 2022, the Company had 196,472,683 shares of Common Stock issued and outstanding and the following shares reserved for issuance: (1)  14,702,426 shares reserved for issuance upon exercise or settlement of outstanding Awards or that may be issued as future grants pursuant to our 2020 Plan, (2) 3,963,907 shares for issuance upon exercise of certain outstanding warrants, and (3) 25,552,490 shares reserved for issuance to YA II PN, LTD., a Cayman Islands exempt limited partnership (“YA”) under the Equity Purchase Agreement entered into with YA on July 23, 2021. As of March 3, 2022, the Company has not issued any shares of Preferred Stock.

Our Board recommends the proposed increase in the authorized number of shares of Common Stock and Preferred Stock to facilitate issuing shares in the event that the Board determines that it is necessary or appropriate to (i) provide financial flexibility to raise additional capital through the sale of equity securities, convertible securities or other equity-linked securities, (ii) enter into strategic business transactions, (iii) provide equity incentives to directors, officers and employees pursuant to equity compensation plans or (iv) further other corporate purposes. The availability of additional shares of Common Stock and Preferred Stock is particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis, as market conditions permit and favorable financing and business opportunities become available, and thus without the potential delay and expense associated with convening a special stockholders’ meeting. As described in Proposal Three above, the Company is also seeking stockholder approval for an amendment to the 2020 Plan that would increase the number of shares authorized for issuance thereunder. As such, in considering and planning for our current and future corporate needs, our Board believes that the current number of authorized and unreserved shares of Common Stock and Preferred Stock available for issuance is inadequate. If stockholders do not vote to approve this Proposal Four, the Company may be unable to issue shares when needed; whereas approving this Proposal Four will help avoid that issue.

The Board has not authorized the Company to take any action with respect to the shares that would be authorized under this proposal, and the Company currently does not have any definitive plans, arrangements or understandings with respect to the issuance of the additional shares of Common Stock and Preferred Stock authorized by the Certificate of Amendment. As previously disclosed, our business plan contemplates that we will incur significant operating expenses and capital expenditures that will deplete our cash on hand as we continue the development and prepare for the commercial launch of the Endurance, our full-size electric pick-up truck. In an effort to alleviate these conditions, management continues to seek and evaluate opportunities to raise additional funds through the issuance of equity or debt securities, asset sales, arrangements with strategic partners such as with affiliates of Hon Hai Technology Group (“Foxconn”), or through obtaining financing from government or financial institutions. We have engaged a financial advisor to advise the Company on additional financing alternatives. We currently believe, given the financial and operational challenges we are facing, it is likely that we would issue preferred stock or debt, which may be secured.

Effects of the Increase in the Number of Authorized Shares

If our stockholders approve this proposal to increase the number of authorized shares of Common Stock and Preferred Stock, unless otherwise required by applicable law or stock exchange rules, our Board will be able to issue the additional shares of Common Stock and Preferred Stock from time to time in its discretion without further action or authorization by stockholders. The newly authorized shares of Common Stock or Preferred Stock would be issuable for any proper corporate purposes, including future capital raising transactions of equity or convertible debt securities, acquisitions, investment opportunities, the establishment of collaborations or other strategic agreements, stock splits, stock dividends, issuance under current or future equity incentive plans or for other corporate purposes.

The proposed increase in the number of authorized shares of Common Stock and Preferred Stock will not, by itself, have an immediate dilutive effect on our current stockholders. However, the future issuance of additional shares of Common Stock and Preferred Stock or securities convertible into our Common Stock or Preferred Stock could, depending on the circumstances, have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of our existing stockholders, none of whom have preemptive rights to subscribe for additional shares of Common Stock or Preferred Stock that we may issue. We may sell shares of Common Stock and Preferred Stock or other related securities at a price per share that is less than the price per share paid by our current stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

Potential Anti-Takeover Effect

An increase in the number of authorized shares of Common Stock and Preferred Stock may also, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the proposed increase might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of our Board to issue Common Stock and Preferred Stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional shares of Common Stock and Preferred Stock would dilute the voting power of the Common Stock and Preferred Stock then outstanding. Our Common Stock and Preferred Stock could also be issued to purchasers who would support our Board in opposing a takeover bid which our board determines not to be in our best interests and those of our stockholders.

In addition to the proposed Certificate of Amendment, our Charter and Bylaws also include other provisions that may have an anti-takeover effect. These provisions, among other things, permit our board to issue Preferred Stock with rights senior to those of the Common Stock and Preferred Stock without any further vote or action by the stockholders, provide that special meetings of stockholders may only be called by our Board, and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporation actions and may delay or discourage a change in control.

The Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company and the proposed Certificate of Amendment to increase the number of authorized shares of Common Stock and Preferred Stock is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Effectiveness of the Certificate of Amendment and Required Vote

Upon receipt of the necessary stockholder approval, the Board has authorized and directed the Company’s officers to prepare, execute and file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment would become effective upon such filing. Our Board reserves the right, notwithstanding stockholder approval of the Certificate of Amendment and without further action by our stockholders, not to proceed with the amendment at any time before the filing of the Certificate of Amendment.

The Board recommends a vote FOR the amendment to the Charter to increase the authorized number of shares of Common Stock and Preferred Stock.

CORPORATE GOVERANCE

Code of Ethics and Corporate Governance Guidelines

The Board sets high standards for Lordstown’s workforce, officers and directors. Lordstown is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout the Company and managing its affairs in a manner consistent with rigorous principles of business ethics. Accordingly, Lordstown has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), which is applicable to Lordstown’s directors, officers and employees. Lordstown has also adopted Corporate Governance Guidelines, which, in conjunction with our Charter, Bylaws, and charters of the standing committees of the Board, form the framework for Lordstown’s corporate governance. The Code of Ethics, Corporate Governance Guidelines, and the committee charters are each available on Lordstown’s website at: https://investor.Lordstownmotors.com/corporate-governance/governance-overview. Lordstown will disclose on its website any amendment to the Code of Ethics, as well as any waivers of the Code of Ethics, that are required to be disclosed by the rules of the SEC or NASDAQ.

Director Independence

The Board believes in having a majority of independent directors on the Board. As such, a majority of the directors are “independent directors” as defined under the NASDAQ Rules. The Nominating and Corporate Governance Committee is responsible for evaluating the independence of directors and director nominees against the independence requirements under the NASDAQ Rules and regulations promulgated by the SEC and makes recommendations to the Board as to the independence of directors and nominees. The Board has determined that each of the non-employee directors qualify as independent directors under the NASDAQ Rules.

Board Leadership Structure

Chairman of the Board and Lead Independent Director

Our Corporate Governance Guidelines currently provide that our Board leadership structure consists of a Chairman of the Board and a Chief Executive Officer both appointed by the Board. These positions may be filled by one individual or by two different individuals. Our current Chairman of the Board is Angela Strand, an independent director, and our current Chief Executive Officer is Daniel A. Ninivaggi.

Our Corporate Governance Guidelines provide that if the Chairman of the Board is not an independent director, the Board will appoint an independent director to serve as the Board’s Lead Independent Director. Ms. Strand served as our Lead Independent Director while the Company did not have an independent Chairman until our former Chairman of the Board and Chief Executive Officer, Stephen S. Burns departed on June 13, 2021. Ms. Strand became Executive Chair on June 13, 2021 and Chairman of the Board August 26, 2021, when Mr. Ninivaggi was appointed as Chief Executive Officer. The primary responsibilities of the Lead Independent Director include presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors, serving as a liaison between the Chairman of the Board and the independent directors, reviewing and approving meeting agendas, meeting schedules and information sent to the Board and being available for consultation and direct communication with stockholders, as requested and as appropriate. The Lead Independent Director also has the authority to call meetings of the independent directors of the Board or meetings of the Board.

Committees of the Board

As further described below, the Board has three standing committees: The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the Board committees is comprised solely of independent directors, and the Board may appoint a chair to each committee.

Audit Committee

Our Audit Committee consists of Mr. Feldman, Ms. Reiss and Mr. Rucidlo. The Board has determined that each of the members of the Audit Committee satisfies the independence requirements of the NASDAQ Rules and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with NASDAQ Rules related to audit committee requirements. In arriving at such determination, the Board examined each Audit Committee member’s scope of experience and the nature of their prior or current employment. The Audit Committee has the sole authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate to carry out its duties without seeking approval of the Board or management. Mr. Feldman serves as the chair of the Audit Committee and the Board has determined that Mr. Feldman qualifies as an audit committee financial expert within the meaning of SEC regulations. During the 2021 fiscal year, the Audit Committee held 10 meetings.

Both our independent registered public accounting firm and management periodically will meet privately with the Audit Committee.

The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing our financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures, including the effectiveness of our internal audit function;

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

•	obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•	monitoring the rotation of our independent auditors’ lead audit and concurring partners and the rotation of other audit partners as required by law;

•	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on its independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•	reviewing our annual and quarterly financial statements and reports, including the disclosures contained in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls and critical accounting policies;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•	reviewing and providing oversight of any Related Person Transactions (as defined below) in accordance with our Related Person Transaction Policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our Code of Ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the processes by which risk assessment and risk management are implemented; and

•	reviewing and evaluating the Audit Committee charter annually and recommending any proposed changes to the Board.

Compensation Committee

During the 2021 fiscal year, our Compensation Committee consisted of Ms. Strand, Chair (through June 2021, when she stepped down from the Committee to serve as Executive Chair), Mr. Spencer (who became Chair in June 2021), Mick Kowitz (who served on the Board and such committee until the 2021 annual meeting of stockholders in August 2021) and Mr. Feldman (since August 2021). The Board determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of the NASDAQ Rules. The Compensation Committee has the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate to carry out its duties without seeking approval of the Board or management. During the 2021 fiscal year, the Compensation Committee held eight meetings.

The functions of this committee include, among other things:

•	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•	reviewing and approving the compensation and other terms of employment of our executive officers;

•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•	making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Board;

•	reviewing and making recommendations to the Board regarding the type and amount of compensation to be paid or awarded to non-employee members of the Board;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering equity incentive plans, to the extent such authority is delegated by the Board;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, perquisites and any other compensation, and special or supplemental benefits for executive officers;

•	reviewing with management our disclosure under the caption “Compensation Discussion and Analysis” in periodic reports or proxy statements to be filed with the SEC, to the extent such disclosure is included in any such report or proxy statement;

•	preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating the Compensation Committee charter annually and recommending any proposed changes to the Board.

Nominating and Corporate Governance Committee

During the 2021 fiscal year, our Nominating and Corporate Governance Committee consisted of Mr. Hamamoto, Chair, Mr. Gates, Ms. Strand (through June 2021, when she stepped down from the Committee to serve as Executive Chair) and Mr. Spencer (since June 2021). The Board determined that each of the members of the Nominating and Corporate Governance Committee, during the period he or she served on the committee, satisfied the independence requirements of the NASDAQ Rules. The Nominating and Corporate Governance Committee has the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate to carry out its duties without seeking approval of the Board or management. The Nominating and Corporate Governance committee held five meetings during fiscal 2021.

The functions of this committee include, among other things:

•	identifying, reviewing and making recommendations of candidates to serve on the Board;

•	evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;

•	evaluating nominations by stockholders of candidates for election to the Board;

•	evaluating the current size, composition and organization of the Board and its committees and making recommendations to the Board for approval;

•	developing a set of corporate governance policies and principles and recommending to the Board any changes to such policies and principles;

•	periodically reviewing and updating the Corporate Governance Guidelines;

•	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Board current and emerging corporate governance trends; and

•	reviewing periodically the Nominating and Corporate Governance Committee charter, structure and membership requirements and recommending any proposed changes to the Board.

Board Role in Risk Oversight

The Board maintains oversight of Lordstown’s risk management processes. The Compensation Committee periodically evaluates whether there are any risks arising from the Company’s compensation policies for all employees and overall actual compensation practices that are reasonably likely to have a material adverse effect on Lordstown, and recommends to the Board any changes deemed appropriate by such committee. The Audit Committee reviews and discusses with management and the independent auditor the Company’s major enterprise risk exposures and the steps management has taken to monitor and control those exposures. Such review and discussion includes the Company’s policies addressing risk assessment and risk management of our operational, financial, accounting and tax matters.

Board Meetings

The Board held 19 meetings during the 2021 fiscal year. All directors then in office attended at least 75% of all meetings of the Board and committees of which he or she was a member.

Process and Considerations for Nominating Board Candidates

The Board’s objective is that its membership be composed of a diverse group of experienced and dedicated individuals. The Nominating and Corporate Governance Committee is responsible for identifying, evaluating, recruiting, and recommending qualified candidates to the Board for nomination or election and for filling vacancies occurring between annual meetings of stockholders. Candidates for membership on the Board will be reviewed in the context of the existing membership of the Board, the operating requirements of the Company, and the long-term interests of stockholders. A director’s qualifications in light of these criteria are considered at least each time such director is renominated for Board membership. The Nominating and Corporate Governance Committee may apply several criteria in selecting nominees. At a minimum, the Nominating and Corporate Governance Committee considers:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	Diversity of viewpoints, background, experience and other demographics.

In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm. With regard to any candidates who are properly recommended by stockholders (as described in more detail below) or by other sources, the Nominating and Corporate Governance Committee reviews the qualifications of any such candidate. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends the director nominees that it has determined to be qualified to the full Board.

It is the policy of the Nominating and Corporate Governance Committee to consider properly submitted recommendations for candidates to the Board from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to Lordstown Motors Corp., 2300 Hallock Young Road, Lordstown, OH 44481, Attention: Legal Department, with a copy sent by e-mail to legal@lordstownmotors.com. To be timely, a stockholder must give notice of his or her recommendation for candidates to the Board within the Notice Period. The Notice Period for the 2023 Annual Meeting will be from January 19, 2023 to February 18, 2023, so long as the 2023 Annual Meeting is not more than 30 days before or more than 60 days after May 19, 2023.

Stockholder recommendations for candidates to the Board must include (i) the candidate’s name, age, and business and residence address, (ii) the candidate’s principal occupation or employment, (iii) the class or series and number of shares of capital stock of Lordstown that are owned beneficially or of record by the candidate, and (iv) any other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such recommendations must also include (i) the recommending stockholder’s name and record address as they appear on Lordstown’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of Lordstown that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (iii) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (iv) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Board Diversity Matrix

The table below provides certain statistics related to the composition of our Board members and nominees as of March 18, 2022. Each of the categories listed in the table below has the meaning as set forth in NASDAQ Rule 5605(f).

Board Diversity Matrix (As of March 18, 2022)

Total Number of Directrors	8 (1)
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Idenitty
Directors	2	4	0	2
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	5	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+			0
Did Not Disclose Demographic Background			2

(1)	Messrs. Gates’ and Rucidlo’s terms end as of the 2022 Annual Meeting, and they will not be standing for re-election. If each director nominee is elected to the Board, after the 2022 Annual Meeting, 5 of 7, or 71.4%, of our independent directors and 5 of 8, or 62.5%, of our full Board would identify as diverse based on directors’ gender, race, ethnicity or nationality, and 3 of 8, or 37.5%, of our full Board would identify as female.

Attendance at Annual Meetings of Stockholders by the Board

Although Lordstown does not have a formal policy regarding attendance by members of the Board at Lordstown’s annual meetings of stockholders, directors are encouraged to attend.

Stock Transactions

Hedging, Short Sales and Pledging of Shares

Our insider trading policy prohibits our Board members and executive officers from engaging in short sales, buying or selling put options, call options or other derivatives of Lordstown’s securities or engaging in hedging transactions or investing in financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Lordstown’s securities. Our insider trading policy also prohibits our Board members, executive officers, and certain other employees and insiders who may be designated from time to time by Lordstown’s General Counsel from holding Lordstown’s securities in a margin account and from pledging Lordstown’s securities as collateral for a loan.

Stock Ownership by Board and Management

We have adopted written stock ownership guidelines pertaining to our Board members, executive officers and vice presidents, in addition to our insider trading policy. Each executive officer and vice president is required to adhere to a particular individual stock ownership guideline level in his or her ownership of shares of the Company’s Common Stock and other equity awards (a value of shares equal to five times salary for the Chief Executive Officer and three times salary for other executive officers). Until an executive officer obtains their respective guideline level amount, they must retain at least 50% of the equity awards received from the Company. Each executive officer or vice president must hit their guideline level within five years of becoming an executive officer or vice president, or such individual must retain at least 75% of their equity awards until the guideline level is achieved. Once the guideline level is achieved at any given share price, the requirement is considered to have been met notwithstanding any subsequent change in share price, and the guideline level must be held throughout their term as an executive officer or vice president of the Company.

Each non-employee director also has an individual stock ownership guideline level of a value of shares equal to three times the non-employee director annual cash compensation. Non-employee directors must retain at least 50% of the equity awards granted to them until reaching their guideline level. Once the guideline level is obtained, non-employee directors must maintain that level for the duration of their term as a director of the Company. Each non-employee director must hit their guideline level within five years of becoming a director, or such individual will be required to retain at least 75% of their equity awards until the guideline level is achieved.

For both executives and non-employee directors, the value of shares is based on a 30-day rolling average through the day prior to the date of calculation. Equity awards that are used to determine if the guideline level is met include (i) shares owned outright by the individual or by the individual’s immediate family member residing in the same household, (ii) shares held in a retirement account, trust or similar account, (iii) vested deferred RSUs or performance share units that may only be settled in shares, and (iv) unvested time-based restricted stock and RSUs. The stock ownership guidelines may be waived or suspended at the discretion of the Compensation Committee of the Board in the event that an executive officer, vice president, or director would face serious hardship if it were to comply with the stock ownership guidelines.

Contacting the Board

Any stockholder who desires to contact our non-employee directors regarding appropriate Lordstown business-related comments may do so by writing to Lordstown Motors Corp., 2300 Hallock Young Road, Lordstown, OH 44481, Attention: Legal Department, with a copy sent by e-mail to legal@lordstownmotors.com. Our General Counsel, or someone acting in her place, receives these communications unfiltered by Lordstown, forwards communications to the appropriate committee of the Board or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to ir@lordstownmotors.com.

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions and a brief description of the business experience of each of our executive officers as of March 1, 2022.

Name	Age	Position

Daniel A. Ninivaggi	57	Chief Executive Officer

Adam Kroll	47	Executive Vice President and Chief Financial Officer

Edward T. Hightower	56	President

Jane Ritson-Parsons	59	Executive Vice President – Chief Commercial Officer

Melissa A. Leonard	52	Executive Vice President, General Counsel & Secretary

Daniel A. Ninivaggi.   See biographical information above in section “Proposal One: Election of Directors—Daniel A. Ninivaggi.”

Adam Kroll.   Mr. Kroll has served as our Chief Financial Officer and Principal Accounting Officer since October 2021. Mr. Kroll served as the Chief Administrative Officer of Hyzon Motors Inc., a publicly traded a global supplier of zero-emissions hydrogen fuel cell powered commercial vehicles, from March through July 2021. From October 2020 through January 2021, Mr. Kroll was the interim Chief Financial Officer of UPG Enterprises, a family office operating diversified industrial companies (“UPG”). Prior to his tenure at UPG, Mr. Kroll spent five years at PSAV Holdings, a global event technology services provider, where he served in roles of increasing responsibility, including Treasurer, Head of Corporate Development and Senior Vice President - Finance. Prior to his time at PSAV Holdings, Mr. Kroll served as an investment banker at JP Morgan Chase, a publicly traded diversified global financial global financial services company, and elsewhere focusing on the automotive industry where, during his tenure, he advised companies on capital markets, loan and M&A transactions.

Jane Ritson-Parsons.   Ms. Ritson-Parsons has served as our Executive Vice President, Chief Commercial Officer since November 2021, and served as our Chief Interim Brand Officer from April 2021 to November 2021 and as our Chief Operating Officer from June 2021 to November 2021. Prior to joining the Company, Ms. Ritson-Parsons served as an independent consultant and advisor of The JRP Company, LLC, a consulting firm founded by Ms. Ritson-Parsons that advises companies, including the Company, on brand and marketing operations. Ms. Ritson-Parsons previously served as Group Executive, Global Brand Marketing at Hasbro Inc., a publicly traded play and entertainment company, from 2008 to 2018. Prior to that, she served in various capacities at Hasbro Inc. from 1993 to 2008. Ms. Ritson-Parsons currently serves as a director of Flat River Group, an end-to-end ecommerce distributor.

Edward T. Hightower.   Mr. Hightower has served as our President since November 2021. Mr. Hightower served as the Managing director of Motoring Ventures LLC, a global investment and consulting firm for automotive and manufacturing businesses that Mr. Hightower founded (“Motoring Ventures”), from 2016 to November 2021. At Motoring Ventures, Mr. Hightower advised vehicle and other manufacturing companies, including the Company, on operations, product launches, production, supply chain issues, mergers and acquisitions and a range of other matters. From 2013 to 2016, Mr. Hightower served as Vehicle Line Executive / Executive Chief Engineer - Global Crossovers for General Motors Company, a publicly traded automobile manufacturer. Mr. Hightower has also served in related roles at Ford Motor Company and BMW of North America, Inc., each publicly traded automobile manufacturers, and has more than 30 years of experience in his field. Mr. Hightower has served as a director and member of the audit committee of Tritium DCFC Limited, a publicly traded developer of DC fast chargers for electric vehicles, since January 2022, and previously served as a board member of the Michigan Council — Boy Scouts of America, a non-profit organization dedicated to youth leadership training, from December 2018 to November 2021.

Melissa A. Leonard.   Ms. Leonard has served as our Executive Vice President, General Counsel and Secretary since January 2022. Ms. Leonard has been a corporate and transactional attorney at Baker & Hostetler LLP, a national law firm, since 1995 and has extensive legal experience with mergers and acquisitions, financings, and corporate governance matters. Ms. Leonard has served as outside counsel to the Company since 2019 and was co-leader of the Mergers and Acquisitions team for Baker & Hostetler LLP during 2021. Ms. Leonard was a member of the Board of Trustees of the Museum of Contemporary Art (MOCA), Cleveland, Ohio, a contemporary art venue, from 2007 – 2021 and served on the Finance and Governance Committees.

EXECUTIVE COMPENSATION

Management Changes

Our management team underwent a number of key changes throughout 2021. Following the departure of our former Chairman of the Board and Chief Executive Officer, Stephen S. Burns, on June 13, 2021, Angela Strand served as our Executive Chair, until Ms. Strand was succeeded by our current Chief Executive Officer, Daniel A. Ninivaggi, on August 26, 2021. Ms. Strand has since served as Chairman of the Board. In addition, following the departure of our former Chief Financial Officer, Julio Rodriguez, on June 13, 2021, Rebecca A. Roof served as our Interim Chief Financial Officer, until Ms. Roof was succeeded by our current Chief Financial Officer, Adam Kroll, on October 25, 2021. Our former General Counsel and Corporate Secretary, Thomas V. Canepa, departed from his role on December 17, 2021, and was succeeded by Melissa A. Leonard on January 1, 2022. Our former Vice President of Propulsion, Chuan D. (John) Vo, also departed from his role on February 25, 2022.

As a result, certain of our named executive officers (“Named Executive Officers” or “NEOs”) below are no longer executive officers of the Company and are included in this section pursuant to SEC rules that require us to report compensation for each person who served as principal executive officer (“PEO”) during fiscal year 2021, the Company's next two most highly paid executive officers as of the end of fiscal year 2021 and up to two more officers who would have been deemed to be named executive officers except they were not serving as executive officers at the end of fiscal year 2021, based on total compensation determined under Item 402 of Regulation S-K of the SEC Rules.

Named Executive Officers

Name	Age	Position
Daniel A. Ninivaggi	57	Chief Executive Officer (current PEO) (since August 26, 2021)

Adam Kroll	47	Executive Vice President and Chief Financial Officer (since October 25, 2021)

Jane Ritson-Parsons	59	Executive Vice President – Chief Commercial Officer

Stephen S. Burns	62	Former Chairman of the Board and Former Chief Executive Officer (former PEO) (through June 14, 2021)

Angela Strand	53	Former Executive Chair (former PEO) (from June 18, 2021 through August 26, 2021)

Thomas V. Canepa	62	Former General Counsel and Corporate Secretary (through December 17, 2021)

Chuan D. (John) Vo	49	Former Vice President of Propulsion (through February 25, 2022)

For information regarding the employment agreements of our currently-serving NEOS, and the separation arrangements of our former NEOs, see “Executive Compensation — Agreements with the Named Executive Officers” below.

Compensation Generally

Our compensation and benefits programs are designed to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our strategic objectives. In 2021, decisions were impacted by management departures and attracting and hiring a new management team. Except as described herein and in connection with new hires, our 2021 compensation program consisted primarily of base salary and equity awards. Decisions on the executive compensation program are made by the Compensation Committee.

Summary Compensation Table

The following table sets forth information concerning the compensation of our Named Executive Officers for the year ended December 31, 2021.

NAMED EXECUTIVE OFFICER AND PRINCIPAL POSITION	YEAR	SALARY		BONUS	STOCK AWARDS(1)	OPTION AWARDS(1)	ALL OTHER COMPENSATION(2)	TOTAL
Daniel A. Ninivaggi Chief Executive Officer (since August 26, 2021)	2021	$236,538	(3)	$160,740	$3,857,000	$1,309,770	$—	$5,564,048
Adam Kroll Chief Financial Officer (since October 25, 2021)	2021	$69,231		—	$1,307,500	$400,440	—	$1,777,171
Jane Ritson-Parsons Executive Vice President – Chief Commercial Officer	2021	$200,000		$100,000	$3,993,500	—	$2,677	$4,296,177
Angela Strand Former Executive Chair (from June 18, 2021 to August 26, 2021)	2021	$500,000		—	$900,521	—	—	$1,400,521
Stephen S. Burns	2021	$258,654		—	—	—	$230,769	$489,423
Former Chief Executive Officer (through June 14, 2021)	2020	$269,266		—	—	—	—	$269,266
Thomas V. Canepa	2021	$397,885			$2,282,000	$190,805	$1,358	$2,872,048
Former General Counsel & Corporate Secretary (through December 17, 2021)	2020	$292,345		—	—	$88,040	—	$380,385
Chuan D. (John) Vo Former Vice President of Propulsion (through February 25, 2022)	2021	$301,923		—	$2,496,500	$154,707	—	$2,953,130

(1)	The amounts in this column represent the aggregate grant-date fair value of awards granted to each Named Executive Officer, computed in accordance with FASB ASC Topic 718. Stock awards include RSUs and performance-vested RSUs valued based on the closing market price of the Common Stock on the grant date. For purposes of valuation of the 200,000 performance-vested RSUs granted to Mr. Vo on December 7, 2021, the Company assigned a 25% probability as of the grant date that such shares would vest in full.

(2)  The amounts in this column represent $230,769 paid during 2021 as severance according to Mr. Burns’ separation agreement with the Company, and $2,677, with respect to Ms. Ritson-Parson, and $1,358, with respect to Mr. Canepa, paid during 2021 as 401(k) matching contributions.

(3)  The amount of salary for Mr. Ninivaggi accounts for a voluntary reduction in annual base salary from $750,000 to $675,000, effective November 29, 2021.

Narrative Disclosure to Summary Compensation Table

For 2021, the compensation program for the Named Executive Officers consisted primarily of base salary and long-term incentive compensation delivered in the form of stock option awards, as well as time-based and performance-based RSUs. In addition, certain amounts were paid to our Named Executive Officers in connection with their termination of employment with the Company consistent with their applicable employment agreement and/or separation agreement, see “Agreements with the Named Executive Officers.”

Base Salary

The base salary for each of our NEOs was determined at the time they entered into their employment agreements or was as adjusted by the Compensation Committee following entry into such employment agreement. Salaries were set at a level commensurate with the NEO’s duties and authorities, contributions, prior experience and sustained performance, and also accounted for the fact that as a start-up with limited funds, a significant portion of total compensation would initially be in the form of stock options for NEOs.

Cash Bonus

There were no arrangements with the NEOs providing for annual cash bonus awards, other than pursuant to the employment agreement with Messrs. Ninivaggi and Kroll, see “Agreement with Daniel A. Ninivaggi” and “Agreement with Adam Kroll” below. Ms. Ritson-Parsons received a signing bonus as described under “Agreement with Jane Ritson-Parsons” below.

Stock Option and RSU Awards

In February 2021, the Compensation Committee granted stock options under our 2020 Plan to each of the Named Executive Officers serving at that time. The stock options have an exercise price of $26.77 and vest 25% on the one year anniversary of grant and then quarterly thereafter in equal increments ending on the fourth anniversary of the grant date, subject to the Named Executive Officer’s continued employment through each vesting date.

In June 2021, the Compensation Committee granted RSUs to each of the Named Executive Officers serving at that time for purposes of retaining and incentivizing the management team through the change in senior leadership. The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date, subject to the Named Executive Officer’s continued employment through each vesting date.

In addition to the awards granted in February and June, certain awards were made in connection with new hires and changes in individual responsibilities as well as for purposes of retention.

Benefits and Perquisites

The Named Executive Officers have been provided benefits on the same basis as all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short- and long-term disability insurance; a health savings account; and a tax- qualified Section 40l(k) plan for which only a safe harbor matching contribution is provided. We do not maintain any executive-specific benefit or perquisite programs.

Agreements with the Named Executive Officers

Lordstown entered into employment agreements with each of the Company’s Named Executive Officers as outlined below. Each such employment agreement contains certain terms that are common for each current Named Executive Officer, which are described under the heading Common Employment Agreement Terms. Under subsequent headings for each Named Executive Officer are the details of the employment agreement entered into by such Named Executive Officer.

Common Employment Agreement Terms

If a Named Executive Officer’s employment is terminated by the Company in the event of a “termination upon change of control” or without “cause” or by such Named Executive Officer for “good reason” (as each term is defined in the applicable employment agreement), such Named Executive Officer would be entitled to receive, subject to his or her execution and non-revocation of a general release of claims, an amount equal to a certain number of months’ base salary, accelerated vesting of all outstanding and unvested equity awards, as detailed below. In addition, if such Named Executive Officer’s employment is terminated for any reason other than (i) “cause” or (ii) such Named Executive Officer’s resignation without “good reason,” such Named Executive Officer is entitled to receive any actual bonus earned but unpaid as of the date of termination and a prorated target bonus for the year of termination. The employment agreements with the Named Executive Officers also contain certain restrictive covenants, including (i) perpetual confidentiality and non-disparagement covenants, (ii) an assignment of inventions covenant and (iii) non- competition and customer and employee non-solicitation covenants for the two-year period following any termination of employment.

Agreement with Daniel A. Ninivaggi

Mr. Ninivaggi entered into an employment agreement with the Company to serve as its Chief Executive Officer as of August 26, 2021, which was amended on November 9, 2021 to voluntarily reduce his base salary from $750,000. Mr. Ninivaggi’s current annual base salary is $675,000 with an annual bonus target equal to 125% of his base salary. He received a bonus for 2021 in an amount prorated for the period from August 26, 2021 through December 31, 2021, as provided by his agreement. Mr. Ninivaggi’s employment agreement also provided for the grant of 700,000 stock options with an exercise price of $5.51 and 700,000 RSUs under the 2020 Plan. The awards vest equally on each of the first, second and third anniversary of the grant date, subject to continued employment through each vesting date. In the event of Mr. Ninivaggi’s death or disability, his unvested equity awards will vest pro rata based on the number of full and partial months served through such event. Mr. Ninivaggi’s severance amounts payable upon termination upon change of control, termination without cause or upon resignation for good reason following a change of control were set at 12 months’ base salary paid incrementally over a 12-month period and 12 months of continued health insurance coverage (in addition to the benefits described above).

Agreement with Adam Kroll

Mr. Kroll entered into an employment agreement with the Company to serve as its Chief Financial Officer as of October 25, 2021. Mr. Kroll’s current annual base salary is $450,000 with an annual bonus target of 80% of his base salary. He received a bonus for 2021 prorated from October 25, 2021 through December 31, 2021, as provided by his agreement. Mr. Kroll’s employment agreement also provided for the grant of 200,000 stock options with an exercise price of $4.78 and 250,000 RSUs under the 2020 Plan. The awards vest equally on each of the first, second and third anniversary of the grant date, subject to continued employment through each vesting date. In the event of Mr. Kroll’s death or disability, his unvested equity awards will vest pro rata based on the number of full and partial months served through such event. Mr. Kroll’s severance amounts payable upon termination upon change of control, termination without cause or upon resignation for “good reason” was set at eight months’ base salary plus $25,000 paid in 12 monthly installments. Upon termination for any reason other than (i) “cause” or (ii) Mr. Kroll’s resignation without “good reason,” he is entitled to receive any actual bonus earned but unpaid as of the date of termination and a prorated target bonus for the year of termination.

Agreement with Jane Ritson-Parsons

Ms. Ritson-Parsons entered into an employment agreement with the Company to serve as its Executive Vice President—Chief Operating Officer as of June 18, 2021, which was amended, effective November 8, 2021, to reflect her current position as Executive Vice President—Chief Commercial Officer of the Company. Ms. Ritson-Parsons’ base salary is $400,000. Her employment agreement also provided for a signing bonus of $100,000, that is subject to recoupment by the Company if, within the first year of her employment, she terminates her employment with the Company other than for good reason or her employment is terminated by the Company for cause. Ms. Ritson-Parsons also received a grant of 350,000 RSUs under the 2020 Plan. The award vests equally on each of the first, second and third anniversary of the grant date, subject to continued employment through each vesting date. Ms. Ritson-Parsons is entitled to severance upon termination without cause or upon resignation for good reason for 6- months’ base salary paid incrementally over a 6-month period and 12 months of continued health insurance coverage.

Agreement with Angela Strand

Ms. Strand entered into an employment agreement with the Company to serve as Executive Chair of the Company, serving as the Company’s chief executive officer in an interim capacity on June 18, 2021 for a term of five months. Ms. Strand was entitled to a base salary of $100,000 per month. If Ms. Strand’s employment was terminated by the Company without cause, she was entitled to any unpaid portion of her salary for the remainder of the term. Ms. Strand’s agreement also provided for the grant of 50,000 RSUs under the 2020 Plan. The award vested in full upon the end of her employment term, and if her employment was terminated by the Company without cause, the RSUs vested upon termination. Ms. Strand was not eligible to participate in any other benefit plans and arrangements made available to senior executives of the Company.

Agreement with Chuan D. (John) Vo

Mr. Vo entered into an employment agreement with the Company to serve as its Vice President of Propulsion, dated July 1, 2021, as amended on December 7, 2021. Mr. Vo’s base salary was $350,000. If Mr. Vo’s employment was terminated by the Company without cause, Mr. Vo was entitled to receive the continuation of his base salary through June 30, 2022. Mr. Vo’s agreement also provided for the grant of 200,000 RSUs under the 2020 Plan, vesting in full upon the successful launch of the Endurance for general commercial sale to third parties provided that such launch occurred before July 22, 2022, subject to forfeiture of 50,000 RSUs per week for each week (or portion thereof) after July 22, 2022 that such launch was delayed. In addition, Mr. Vo’s agreement provided that all stock options granted to Mr. Vo by the Company prior to December 7, 2021 that were unvested, would vest on the earlier of (i) the closing of the Asset Purchase Agreement, dated November 10, 2021, among Lordstown EV Corporation a Delaware corporation and wholly-owned subsidiary of the Company, Foxconn EV Technology, Inc., an Ohio corporation and affiliate of Hon Hai Technology Group, and Foxconn (Far East) Limited, a Cayman Islands exempted company, and (ii) June 30, 2022 (such earlier date, the “Determination Date”), subject to Mr. Vo’s continued employment through the Determination Date. Upon Mr. Vo’s departure from the Company on February 25, 2022, all RSUs that had not yet vested were cancelled pursuant to the 2020 Plan. Mr. Vo had 30 days from his departure date to exercise stock options that were vested as of such date pursuant to the 2019 Plan, and Mr. Vo has three months from his departure date to exercise stock options that were vested as of such date and all options that had not yet vested were cancelled pursuant to the 2020 Plan.

Agreement with Thomas V. Canepa

Mr. Canepa’s employment agreement provided for a base salary of $250,000, which was increased to $400,000 in December 2020. Mr. Canepa resigned from all offices with the Company pursuant to a second amendment to his employment agreement with the Company effective December 17, 2021. He remained with the Company as non-executive senior counsel to provide transitional services through January 31, 2022. Pursuant to his amended employment agreement, in exchange for a general release, Mr. Canepa received payment for unused vacation and six months of severance to be paid as a continuation of Mr. Canepa’s annual base salary and continued health insurance coverage, up to a maximum of $1,500 per month. Under the third amendment to his employment agreement entered into on January 28, 2022, Mr. Canepa is entitled to exercise any vested stock options for 90 days after the end of his employment with the Company and Mr. Canepa agreed to a two month non-solicitation period.

Agreements with Stephen S. Burns

Mr. Burns resigned from all roles with the Company effective June 13, 2021. In connection with his resignation, the Company and Mr. Burns entered into a Separation and Release Agreement. That agreement provides for continued base salary payments for a period of 18 months in the aggregate amount of $750,000. The foregoing benefits were subject to Mr. Burns’ execution and non-revocation of a general release of claims in favor of the Company and remain subject to ongoing compliance with the restrictive covenants set forth in his employment agreement with the Company.

Retirement Benefits

The Company provides a tax-qualified Section 401(k) plan for all employees, including the NEOs. The Section 401(k) plan provides for safe harbor matching contributions for participants’ elective contributions to the 401(k) plan and for discretionary profit-sharing contributions to participants who satisfy the eligibility requirements under the Section 401(k) plan. The Company does not provide to employees, including its NEOs, any other retirement benefits, including, but not limited to, tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Outstanding Equity Awards at 2021 Year End

The following table presents information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2021.

			Option Awards				Stock Awards
Name	Grant date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares (1), units or other rights that have not vested
Daniel A. Ninivaggi	8/26/21	(2)	—	700,000	$5.51	8/26/31	—	—	—	—
	8/26/21	(2)	—	—	—	—	700,000	$2,415,000	—	—
Adam Kroll	10/13/21	(3)	—	200,000	$5.12	10/13/31	—	—	—	—
	10/13/21	(3)	—	—	—	—	250,000	$862,500	—	—
Jane Ritson-Parsons	6/13/21	(4)	—	—	—	—	350,000	$1,207,500	—	—
Angela Strand	2/5/21	(5)	—	—	—	—	6,164	$21,266	—	—
	2/5/21	(6)	—	—	—	—	6,164	$21,266	—	—
	6/13/21	(7)	—	—	—	—	50,000	-	—	—
Stephen S. Burns	—		—	—	—	—	—	—	—	—
Thomas V. Canepa	11/1/19	(8)(9)	702,703	—	$1.79	11/1/29	—	—	—	—
	2/14/20	(8)(9)	81,386	—	$1.79	2/13/30	—	—	—	—
	2/5/21	(10)	—	18,500	$26.77	2/4/31	—	—	—	—
	6/13/21	(11)	—	—	—	—	200,000	$690,000	—	—
Chuan D. (John) Vo	2/14/20	(8)(12)	74,433	149,093	$1.79	2/13/30	—	—	—	—
	2/5/21	(13)	—	15,000	$26.77	2/4/31	—	—	—	—
	6/13/21	(14)	—	—	—	—	200,000	$690,000	—	—
	12/7/21	(1)(15)	—	—	—	—	—	—	200,000	$690,000

(1)	Calculated by multiplying the number of unvested shares of stock by the closing market price of our Common Stock on December 31, 2021, the last business day of fiscal year 2021 ($3.45).

(2)	Each of Mr. Ninivaggi’s award of stock options and RSUs vest in three equal annual installments beginning on August 26, 2022, subject to Mr. Ninivaggi’s continued employment through each vesting date.

(3)	Each of Mr. Kroll’s award of stock options and RSUs vest in three equal annual installments beginning on October 13, 2022, subject to Mr. Kroll’s continued employment through each vesting date.

(4)	The RSUs vest in three equal annual installments beginning on June 13, 2022, subject to Ms. Ritson-Parsons’ continued employment through each vesting date.

(5)	The RSUs vest in three equal annual installments beginning on February 5, 2022, subject to Ms. Strand’s continued service.

(6)	The RSUs vested in full on February 5, 2022.

(7)	The RSUs vested as of the end of Ms. Strand’s term as Executive Chair on August 26, 2021 and were settled in January 2022 per the terms of her agreement.

(8)	Each option originally covered shares of Legacy Lordstown common stock, and in connection with the Business Combination, was converted into an Exchanged Option on the same terms applicable to the option immediately prior to being converted, as described in more detail above under “Narrative Disclosure to Summary Compensation Table — Stock Option Awards.”

(9)	The stock options vested in full and became exercisable on November 1, 2021. Upon Mr. Canepa’s departure from the Company on January 31, 2022, Mr. Canepa had 90 days from his departure date to exercise the options that were vested as of such date pursuant to the terms of the 2019 Plan.

(10)	The stock options vested in an amount equal to 25% of the total number of shares subject to these options on February 5, 2022, and the remainder were to vest quarterly ending on February 5, 2025. Upon Mr. Canepa’s departure from the Company on January 31, 2022, all options that had not yet vested were cancelled pursuant to the terms of the 2020 Plan.

(11)	The RSUs were to vest in three equal annual installments beginning on June 13, 2022. Upon Mr. Canepa’s departure from the Company on January 31, 2022, all RSUs that had not yet vested were cancelled pursuant to the terms of the 2020 Plan.

(12)	The stock options became vested and became exercisable on February 24, 2022. Upon Mr. Vo’s departure from the Company on February 25, 2022, Mr. Vo had 30 days from his departure date to exercise stock options that were vested as of such date pursuant to the terms of the 2019 Plan.

(13)	The stock options vested in an amount equal to 25% of the total number of shares subject to these options on February 5, 2022, and the remainder were to vest quarterly ending on February 5, 2025. Upon Mr. Vo’s departure from the Company on February 25, 2022, Mr. Vo has three months from his departure date to exercise stock options that were vested as of such date and all options that had not yet vested were cancelled pursuant to the terms of the 2020 Plan.

(14)	The RSUs were to vest in three equal annual installments beginning on June 13, 2021. Upon Mr. Vo’s departure from the Company on February 25, 2022, all RSUs that had not yet vested were cancelled pursuant to the terms of the 2020 Plan.

(15)	The RSUs vest in full upon the successful launch of the Endurance for general commercial sale to third parties provided that such launch occurred on or before July 22, 2022. For each week (or portion of a week) after July 22, 2022 that such launch is delayed, 50,000 RSUs were to be forfeited by Mr. Vo. The number of RSUs reflected in the table assumes full vesting under the applicable RSU award. Upon Mr. Vo’s departure from the Company on February 25, 2022, all RSUs that had not yet vested were cancelled pursuant to the terms of the 2020 Plan. For purposes of valuation of these RSUs, the Company assigned a 25% probability as of the grant date that such shares would vest in full.

Director Compensation

In 2021, non-employee directors receive a combination of cash and equity compensation. The cash compensation consists of:

•	Annual Cash Retainer: $50,000

•	Lead Independent Director Annual Compensation: $27,500

•	Committee Chairperson Annual Cash Retainer:

•	Audit Committee: $15,000

•	Compensation Committee: $12,000

•	Nominating & Corporate Governance Committee: $10,000

•	Committee Member Annual Cash Retainer:

•	Audit Committee: $10,000

•	Compensation Committee: $6,500

•	Nominating & Corporate Governance Committee: $5,000

Non-employee directors also receive equity awards under the 2020 Plan. On February 5, 2021, each non-employee director received an initial grant of 6,164 RSUs, which vests in three equal annual installments on each anniversary of the grant date. In addition to the one-time initial grant, the non-employee directors receive an annual grant of RSUs having a value of $165,000 on the grant date based on the closing market price of the Common Stock on such date. The annual RSUs vest on the first anniversary of the grant date. On February 5, 2021, each non-employee director received an annual grant of 6,164 RSUs, which vested in full on February 5, 2022. Beginning with the 2022 Annual Meeting, the annual RSU grants will be made at each annual meeting such that the awards align with the period of service as a director. In connection with this transition, a pro rata grant of 15,937 RSUs, which had a value of $47,014, was made on February 5, 2022 for service during the period beginning February 5, 2022 and ending May 19, 2022. The RSUs vest on the date of the 2022 Annual Meeting.

Directors’ fees and other compensation for 2021 were:

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION	TOTAL
David T. Hamamoto	$71,413	$330,000	—	$401,413
Keith Feldman	$80,982	$330,000	—	$410,982
Jane Reiss	$71,803	$330,000	—	$401,803
Dale Spencer	$74,619	$330,000	—	$404,619
Michael Gates	$66,823	$330,000	—	$396,823
Angela Strand	$68,025	$330,000	—	$398,025
Martin J. Rucidlo	$72,070	$330,000	—	$402,070
Mick Kowitz(3)	$46,674	$—	—	$46,674

(1)	Represents (i) fees earned in part for the fiscal year ended December 31, 2020 paid in arrears, and (ii) fees earned for the fiscal year ended December 31, 2021.

(2)	Represents (i) an initial grant of RSUs granted on February 5, 2021 of 6,164 RSUs vesting in three equal annual installments on each anniversary of the grant date, and (ii) and annual grant of RSUs granted on February 5, 2021 of 6,164 RSUs vested in full on February 5, 2022. Ms. Reiss and Mr. Spencer each also held options to purchase 139,704 shares of Common Stock as of December 31, 2021.

(3)  Mr. Kowitz served as a director until his term ended in August 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Party Transactions

Our Board has adopted a written Related Person Transaction Policy that sets forth the following policies and procedures for the review and approval or ratification of Related Person Transactions. A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or a member of our Board;

•	any person who is known by us to be the beneficial owner of more than 5% of our Common Stock; • any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Common Stock; or

•	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In accordance with the charter for the Audit Committee of the Board, our Audit Committee reviews and approves any proposed Related Person Transactions. In assessing a related party transaction brought before it for approval the Audit Committee considers, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may then approve or disapprove the transaction in its discretion. Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC.

Company Background

Lordstown Motors Corp., originally known as DiamondPeak Holdings Corp. (“DiamondPeak”), was incorporated in Delaware as a blank check company for the purpose of effecting a business combination and completed its initial public offering in 2019 (the “Initial Public Offering”). On October 23, 2020 (the “Closing Date”), DiamondPeak consummated the merger pursuant to the Agreement and Plan of Merger, dated as of August 1, 2020 (the “Business Combination Agreement”), by and among DiamondPeak, DPL Merger Sub Corp. (“Merger Sub”) and Lordstown Motors Corp. (“Legacy Lordstown” and now known as Lordstown EV Corporation), pursuant to which Merger Sub merged with and into Legacy Lordstown, with Legacy Lordstown surviving the merger as a wholly-owned subsidiary of DiamondPeak (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), DiamondPeak changed its name to Lordstown Motors Corp.

Related Party Transactions

Indemnification Agreements

We entered into separate indemnification agreements with our directors and officers, in addition to the indemnification provided for in our Charter and Bylaws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or as a director or officer of any other company or enterprise to which the person provides services at our request. We believe that these Charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Amended and Restated Registration Rights and Lock-up Agreement

Effective as October 23, 2020, we entered into the Registration Rights and Lock-up Agreement with the DiamondPeak Sponsor LLC (the “Sponsor”), certain funds and accounts managed by subsidiaries of BlackRock, Inc. (collectively the “Anchor Investor”), Mr. Burns, a named executive officer, and Workhorse Group, Inc., each of which beneficially held more than 5% of our Common Stock during 2020 and part of 2021, pursuant to which we had certain obligations to file a registration statement registering the resale of the Common Stock (including shares issuable upon future exercise of the certain warrants) and the warrants transferred to the Sponsor’s or Anchor Investor’s affiliates (together, the “Private Placement Warrants”) held by the parties (the “Registrable Securities”). The Registration Rights and Lock-up Agreement amends, restates and replaces the registration rights agreement entered into on February 27, 2019.

Pursuant to the Registration Rights and Lock-up Agreement, we filed a registration statement with the SEC that became effective December 4, 2020 (the “Resale Registration Statement”). We are obligated to facilitate or participate in no more than two underwritten offerings for any holder of Registrable Securities (and no more than four underwritten offerings for all such holders in the aggregate), provided the reasonably expected aggregate gross proceeds from each such underwritten offering must be at least $75.0 million.

In addition, the Registration Rights and Lock-up Agreement also provides the holders of Registrable Securities with “piggy-back” registration rights, subject to certain requirements and customary conditions. We will bear the expenses incurred in connection with the filing of any such registration statements.

The Registration Rights and Lock-up Agreement provides that certain of our securities held by certain of the parties (including their permitted transferees) are locked-up as follows:

•	any shares of Common Stock held by the Sponsor were locked-up until October 23, 2021;

•	any shares of Common Stock held by GM and Workhorse Group were locked-up until April 23, 2021; and

•	any shares of Common Stock held by Mr. Burns were locked-up until October 23, 2021, and 50% of such shares will remain locked-up until October 23, 2022.

In addition, Mr. Burns agreed not to transfer any shares of Common Stock held by him if, immediately following such transfer, the shares owned by him would be fewer than the number of shares that would be required to satisfy any outstanding indemnification claim made by us pursuant to the Business Combination Agreement.

The lock-up restrictions provided in the Registration Rights and Lock-up Agreement do not apply to the Anchor Investor, which remained subject to the lockup provisions set forth in the Subscription Agreements entered into by it in connection with its acquisition of the Class B common stock and Private Placement Warrants described below.

As of March 3, 2022, Mr. Burns beneficially owned Class A common stock representing approximately 17.9% of our outstanding shares and GM, Workhorse and the Anchor Investor no longer held any shares that were covered by the Registration Rights and Lock-Up Agreement.

PIPE Investment

In connection with our entry into the Business Combination Agreement, we entered into separate Subscription Agreements, each dated as of August 1, 2020, with the various investors including a fund affiliate with the Anchor Investor pursuant to which, among other things, we agreed to issue and sell in a private placement up to an aggregate of 50,000,000 shares of Class A common stock for a purchase price of $10.00 per share, and aggregate consideration of up to $500.0 million. The proceeds from the PIPE Investment were used to provide us with additional capital. The fund affiliated with the Anchor Investor purchased 1,000,000 shares of Class A common stock for an aggregate purchase price of $10.0 million. Pursuant to the Subscription Agreements, we filed with the SEC (at our sole cost and expense) the registration statement of which this prospectus is a part (the “Resale Registration Statement”) registering the resale of the shares of Class A common stock issued thereunder, which became effective on December 4, 2020. As of December 31, 2021, the Anchor Investor is no longer determined to be a related party.

Workhorse Group Agreement

On November 7, 2019, the Company entered into a transaction with Workhorse Group, for the purpose of obtaining the use of certain intellectual property. In connection with granting this license, Workhorse Group received 10% of the outstanding Legacy Lordstown common stock and was entitled to royalties of 1% of the gross sales price of the first 200,000 vehicle sales. In November 2020, we pre-paid a royalty payment to Workhorse Group in the amount of $4.75 million. The upfront royalty payment represented an advance on the royalties discussed above but only to the extent that the aggregate amount of such royalty fees exceeded the amount paid upfront.

During the year ended December 31, 2021, we continued to refine the design of the Endurance and consider technologies we would use in future vehicles. Given the lack of Workhorse technology used in the Endurance and management’s strategic direction of the Company, inclusive of the transactions contemplated with Foxconn, we deemed it appropriate to change the useful life of the technology we acquired from Workhorse to zero months.

We made no payments to Workhorse during fiscal year 2021. As of September 30, 2021, Workhorse was no longer determined to be a related party.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Based solely on review of the copies of such forms filed electronically with the SEC, or written representations from such persons that no additional reports were required, we believe that all reports applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner in accordance with Section 16(a) of the Exchange Act, except that Forms 4 filed by the Company on behalf of Shane Brown and David T. Hamamoto reporting equity grants were each one day late, in each case filed on February 10, 2021, due to a technical glitch by the Company and its service provider in transmitting the filing, a Form 4 filed on June 21, 2021 by Jane Ritson-Parsons was late in reporting one equity grant due to an administrative error, and a Form 4 filed in two parts on February 1, 2022 by Chuan D. (John) Vo was late in reporting 31 transactions in Common Stock and warrants to purchase Common Stock.

OWNERSHIP OF SECURITIES

The following table sets forth information known by us regarding the beneficial ownership of the Common Stock as of March 3, 2022, by:

•	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	each of our current Named Executive Officers and directors; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 196,472,683 shares of Common Stock issued and outstanding as of March 3, 2022. Unless otherwise noted, the address for each beneficial owner listed below is c/o Lordstown Motors Corp., 2300 Hallock Young Road, Lordstown, Ohio 44481.

	Common Stock
	Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock Beneficially Owned	Percent of Class A Common Stock Outstanding
Directors and Named Executive Officers (Current Officers)
Keith Feldman(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	234,645	*
Michael Gates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18,320	*
David T. Hamamoto(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4,229,135	2.13%
Jane Reiss(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	147,923	*
Martin J. Rucidlo . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	20,754	*
Dale Spencer(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	147,923	*
Angela Strand . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	58,219	*
Daniel A. Ninivaggi. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	20,000	*
Adam Kroll. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	-	*
Jane Ritson-Parsons. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	-	*
Named Executive Officers (Former Officers)
Stephen S. Burns(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	35,362,745	17.9%
Thomas V. Canepa(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	698,059	*
Chuan D. (John) Vo(6) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	227,641	*
All Current Directors and Executive Officers, as a group
(12 individuals)(7) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5,033,570	2.53%
Five Percent Holders
The Vanguard Group(8). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	11,264,704	5.73%

*	Represents beneficial ownership of less than 1%.

(1)	Includes 91,613 shares of Class A common stock underlying Private Placement Warrants.

(2)	Includes 76,119 shares of Class A common stock held by David T. Hamamoto directly, 800,913 shares of Class A common stock and 608,799 shares of Class A common stock underlying Private Placement Warrants held by DiamondHead Partners LLC (“DiamondHead Partners”), and 1,525,707 shares of Class A common stock and 1,217,597 shares of Class A common stock underlying Private Placement Warrants held by the David T. Hamamoto GRAT 2019 — SPAC (the “GRAT”), which is a grantor- retained annuity trust. Mr. Hamamoto is the sole managing member of DiamondHead Partners and the trustee and sole annuitant of the GRAT.

(3)	Includes 139,704 shares of Class A common stock underlying options that are exercisable within 60 days.

(4)	Information is from a Schedule 13D filed on March 3, 2022. Stephen S. Burns, our former Chairman of the Board and former Chief Executive Officer, has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of all shares of the Class A common stock he beneficially owns. Mr. Burns principal address is Stephen S. Burns, c/o Tucker Ellis LLP, 950 Main Avenue, Suite 1100 Cleveland, Ohio 44113, Attention: Robert M. Loesch.

(5)	Includes 684,089 shares of Class A common stock underlying options that are exercisable within 60 days.

(6)	Includes 226,924 shares of Class A common stock underlying options that are exercisable within 60 days.

(7)	Includes 346,074 shares of Class A common stock underlying options that are exercisable within 60 days and 1,918,009 shares of Class A common stock underlying Warrants. As former executive officers, Messrs. Burns, Canepa and Vo are not included in this group.

(8)	Information is from a Schedule 13G filed on February 8, 2022. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in, fulfilling its responsibilities for oversight of:

•	The integrity of Lordstown’s financial statements;

•	Lordstown’s compliance with legal and regulatory requirements;

•	The independent auditor’s qualifications, independence and performance;

•	Lordstown’s internal accounting and financial controls;

•	Lordstown’s treasury and finance matters; and

•	Lordstown’s risk management and assessment pertaining to, amongst other matters, the financial, operational, accounting and tax matters of Lordstown, including data privacy and security.

Lordstown’s management is responsible for the preparation, presentation and integrity of Lordstown’s financial statements and for the effectiveness of internal control over financial reporting. Lordstown’s management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out the audit of Lordstown’s annual financial statements, reviews of Lordstown’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing the Company’s internal control over financial reporting (to the extent such requirement is applicable), and other procedures. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Lordstown management and with KPMG, Lordstown’s independent registered public accounting firm;

•	Discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•	Received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG their independence.

Based upon these discussions and review, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Lordstown’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Members of the Audit Committee:
Keith Feldman (Chair)
Jane Reiss
Martin J. Rucidlo

OTHER MATTERS

Lordstown knows of no other matters to be submitted at the 2022 Annual Meeting. If any other matters properly come before the 2022 Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

A copy of Lordstown’s Annual Report on Form 10-K for the year ended December 31, 2021, may be viewed and downloaded from: https://investor.lordstownmotors.com/static-files/968b801e-cb69-43ca-b5d9-f9fb60fa1a94.

Upon request, the Company will provide by mail, to each stockholder of record on the Record Date, without charge, a copy of this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Written requests for this information can be directed to Alliance Advisors via email by writing to requests@viewproxy.com or via mail addressed to Alliance Advisors 200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003, Attention: Alyson Osenenko.

THE BOARD OF DIRECTORS

Lordstown, Ohio
[______], 2022

EXHIBIT A

AMENDMENT TO THE
LORDSTOWN MOTOR CORP.

2020 EQUITY INCENTIVE PLAN

The Lordstown Motor Corp. 2020 Equity Incentive Plan (the “Plan”) is hereby amended by deleting Section 3(a) of the Plan in its entirety and replacing it with the following:

“3.   Stock Subject to the Plan.

(a)   Stock Subject to the Plan.   Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan is 20,000,000 Shares, in addition to Shares underlying Awards that were initially granted under the Lordstown Motors Corp.’s 2019 Equity Incentive Plan and converted into Awards under the Plan upon the closing of the Company’s business combination with Lordstown Motors Corp. The maximum aggregate number of Shares underlying Awards set forth in the prior sentence, disregarding Awards issued under the Prior Plan, may be granted as Incentive Stock Options. The maximum aggregate number of Shares subject to Awards granted during a single fiscal year to any Outside Director, taken together with any cash fees paid to such Director during such fiscal year in respect of the Director’s service as a member of the Board during such fiscal year, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).”

Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

This Amendment to the Plan will be effective upon approval by the stockholders of the Lordstown Motor Corp.

EXHIBIT B

CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
LORDSTOWN MOTORS CORP.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Lordstown Motors Corp. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors (the “Board”) of the Company pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter Amendment”) and declaring said amendment to be advisable. The stockholders of the Company duly approved said proposed amendment at an annual meeting of the stockholders called and held on May 19, 2022, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, by voting the necessary number of shares as required by statute in favor of the Charter Amendment. The resolution setting forth the amendment is as follows:

RESOLVED, that the Board hereby approves and recommends that the Company’s stockholders approve that Section 4.1 of Article IV of the Charter be deleted in its entirety and replaced with the following language:

“The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 470,000,000 shares, consisting of (a) 450,000,000 shares of Class A common stock (the “Common Stock”) and (b) 20,000,000 shares of preferred stock (the “Preferred Stock”).”

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chief Executive Officer this _____ day of _______, 2022.

LORDSTOWN MOTORS CORP.

By:
Daniel Ninivaggi, Chief Executive Officer

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t Lordstown Motors Corp. Annual Meeting of Stockholders May 19, 2022 at 12:00 PM ET This Proxy is solicited on behalf of the Board of Directors of Lordstown Motors Corp. The Stockholder(s) hereby appoint(s) Daniel A. Ninivaggi, Adam Kroll and Melissa A. Leonard, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Lordstown Motors Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM ET on May 19, 2022 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://www.viewproxy.com/ lordstownmotors/2022 by 11:59 PM ET on May 18, 2022. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS - Can I attend the 2022 Annual Meeting?”. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at http://www.viewproxy.com/lordstownmotors/2022

DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t 1. A proposal to elect three Class II directors to serve for a term of three years or until their respective successors are duly elected and qualified Nominees: 01 Angela Strand 02 Joseph B. Anderson, Jr. 03 Laura J. Soave The Board of Directors recommends you vote FOR Proposals 2, 3 and 4. 2. A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. oFORoAGAINSToABSTAIN 3. A proposal to amend the Company’s 2020 Equity Incentive Plan to increase the number of shares of Class A common stock reserved under the plan by 7,000,000. oFORoAGAINSToABSTAIN 4. A proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Class A common stock by 150,000,000 (from 300,000,000 to 450,000,000) and to increase the number of authorized shares of preferred stock by 8,000,000 (from 12,000,000 to 20,000,000). oFORoAGAINSToABSTAIN NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof. VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit Virtual Control Number ready when voting by Internet or telephone INTERNET Vote Your Shares on the Internet: Go to http://www.FCRvote.com/RIDE Have your proxy card available when you access the above  website. Follow the prompts to vote your shares. TELEPHONE Vote Your Shares by Phone: Call 1 (866) 402-3905 Use any touch-tone telephone to vote your shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW) o o o Please mark your votes like this x Instructions: To withhold authority to vote for any individual nominee, mark “For All Except” above and write the number(s) of the nominee(s) on the line below. _________________________________________________________________________________ The Board of Directors recommends you vote FOR each of the following nominees for director: VIRTUAL CONTROL NUMBER o Change of Address — Please print new address below ________________________________________________________________________ ________________________________________________________________________ As a stockholder of LORDSTOWN MOTORS CORP., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM ET on May 18, 2022. As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http://www.viewproxy.com/lordstownmotors/2022 using your Virtual Control Number below. Your registration must be received by 11:59 PM ET on May 18, 2022. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement in the section titled “QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS - Can I attend the 2022 Annual Meeting?”. ________________________________________________________________ Signature of Stockholder: Date ________________________________________________________________ Signature of Stockholder: Date NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.